Exhibit 1.1
2,670,000 Common Units*
COMPRESSCO PARTNERS, L.P.
UNDERWRITING AGREEMENT
June 14, 2011
Raymond James & Associates, Inc.
J.P. Morgan Securities LLC
As Representatives of the Several Underwriters
     listed on Schedule I hereto
c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, Florida 33716
Ladies and Gentlemen:
     Compressco Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of 2,670,000 of the Partnership’s common units representing limited partner interests (the “Common Units”). The aggregate of 2,670,000 Common Units to be purchased from the Partnership are called the “Firm Units.” In addition, the Partnership has agreed to sell to the Underwriters, upon the terms and conditions stated herein, up to an additional 400,500 Common Units (the “Additional Units”) to cover over-allotments by the Underwriters, if any. The Firm Units and the Additional Units are collectively referred to in this Underwriting Agreement (this “Agreement”) as the “Units.” Raymond James & Associates, Inc. and J.P. Morgan Securities LLC are acting as the representatives of the several Underwriters and in such capacity are referred to in this Agreement as the “Representatives.”
     It is understood and agreed by all parties hereto that TETRA Technologies, Inc., a Delaware corporation (the “Parent”), has caused the formation of the Partnership and will convey, or cause to be conveyed, to the Partnership certain assets of Compressco, Inc., a Delaware corporation (“Compressco”), and TETRA International Incorporated, a Delaware corporation (“TII”), each a wholly owned subsidiary of the Parent.
     It is further understood and agreed to by all parties that as of the date hereof:
          (a) Compressco owns 100% of the equity securities in (1) Compressco Canada, Inc., an Alberta corporation (“CP Canada”), and (2) Compressco Field Services, Inc., an Oklahoma corporation (“CFSI”).

*	Plus an additional 400,500 units subject to Underwriter’s over-allotment option.

          (b) CFSI owns 100% of the equity securities in (1) Compressco Field Services International, LLC, a Delaware limited liability company (“CFS International”), (2) Compressco Holdings, LLC, a Delaware limited liability company (“CP Holdings”), (3) Compressco International, LLC, a Delaware limited liability company (“CP International”), (4) Compressco Leasing, LLC, a Delaware limited liability company (“CP Leasing”), (5) Compressco Mexico Investment I, LLC, a Delaware limited liability company (“Mexico I”), (6) Compressco Mexico Investment II, LLC, a Delaware limited liability company (“Mexico II”), (7) Compressco Netherlands B.V., a Netherlands private limited liability company (a Besloten Vennootschap) (“Dutch BV”), (8) Compressco Partners Operating, LLC, a Delaware limited liability company (“OPCO”), and (9) Compressco Partners GP Inc., a Delaware corporation (the “General Partner”).
          (c) CFS International owns 90% of the equity securities in Compressco de Argentina S.R.L., an Argentina entity (“CP Argentina”), and CP International owns 10% of the equity securities in CP Argentina.
          (d) CFSI owns 99.0% of the equity securities in Compressco Netherlands Coöperatief U.A., a Netherlands coöperatief with excluded liability for members (“Dutch Coöp”), and CP Holdings owns 1.0% of the equity securities in Dutch Coöp.
          (e) Mexico I owns 51.0% of the partnership interests in Compressco de Mexico, S. de R.L. de C.V., a Mexico limited liability company of variable capital (sociedad de responsabilidad limitada de capital variable) (“CP Mexico”), and Mexico II owns 49.0% of the partnership interests in CP Mexico.
          (f) The General Partner is the sole general partner of the Partnership with a 0.1% general partner interest and CFSI is the sole limited partner of the Partnership with a 99.9% limited partner interest.
          (g) The Partnership owns 100% of the equity securities of Compressco Partners Sub, Inc., a Delaware corporation (“MLP Sub”).
          (h) TII owns (1) 0.002% of the partnership interests (such 0.002%, the “PE Mexico Interest”) of Production Enhancement Mexico, S. de R.L. de C.V., a Mexico limited liability company of variable capital (sociedad de responsabilidad limitada de capital variable) (“PE Mexico”), and Providence owns 99.998% of the partnership interests of PE Mexico, and (2) 100% of the equity securities of Providence Natural Gas, LLC, an Oklahoma limited liability company (“Providence”).
     OPCO, MLP Sub, CFS International, CP International, CP Leasing, CP Holdings, Dutch Coöp, Dutch BV, Providence, Mexico I, Mexico II, CP Canada, PE Mexico, CP Mexico and CP Argentina are collectively referred to herein as the “Operating Subsidiaries.” The Partnership, the General Partner and the Parent are referred to herein as the “Partnership Parties.” The Operating Subsidiaries and the Partnership Parties are collectively referred to herein as the “Partnership Entities.”

     The Partnership Parties, Compressco, CFSI, CP Canada, CP Mexico, OPCO, Dutch BV, Dutch Coöp, CP Holdings, MLP Sub, TII, and PE Mexico will enter into a contribution agreement (the “Contribution Agreement” and together with the related bills of sales, conveyances and similar documents in connection with the Transactions (as defined below), the “Contribution Documents”), pursuant to which at the Closing Date (as defined in Section 4):
(1)	The Partnership will (a) redeem (i) the 99.9% initial limited partner interest in the Partnership previously contributed to the General Partner by CFSI pursuant to the Contribution Agreement and (ii) the 0.1% initial general partner interest in the Partnership held by the General Partner and (b) refund and distribute to the General Partner the initial capital contributions made by CFSI and the General Partner to the Partnership, along with any interest or other profit that resulted from the investment or other use of such initial capital contributions.

(2)	The General Partner will contribute to the Partnership (x) all of the equity securities of the Operating Subsidiaries (other than Providence and PE Mexico) previously contributed to the General Partner by CFSI pursuant to the Contribution Agreement and (y) all of the business conducted by Compressco and the Operating Subsidiaries (other than Providence and PE Mexico) previously contributed to the General Partner by CFSI pursuant to the Contribution Agreement, in exchange for (a) a 2.0% general partner interest in the Partnership (the “GP Interest”), (b) the Incentive Distribution Rights (as such term is defined in the Partnership Agreement, the “Incentive Distribution Rights”), (c) 5,303,546 Common Units, (d) 5,521,094 Subordinated Units (as such term is defined in the Partnership Agreement, the “Subordinated Units”); (e) the assumption by the Partnership of an intercompany loan owed to TETRA Financial Services, Inc. in the principal amount of approximately $28.9 million; and (f) the right to receive any Additional Units not purchased by the Underwriters hereunder and the right to receive the proceeds from the purchase of any Additional Units purchased by the Underwriters hereunder.

(3)	TII will contribute to the Partnership (i) all of the equity securities of Providence and the PE Mexico Interest held by TII and (ii) certain compressor units and other equipment of TII, in exchange for 723,211 Common Units and 752,876 Subordinated Units (the assets contributed in clauses (i) and (ii), the “TII Contribution”). The Common Units and Subordinated Units to be issued to the General Partner and TII on the Closing Date are collectively referred to herein as the “Sponsor Units.”

(4)	The Partnership will contribute (i) to OPCO the TII Contribution (previously contributed to the Partnership by TII pursuant to the Contribution Agreement) and certain assets and liabilities used in the conduct of CFSI’s U.S.-based production enhancement services business (previously contributed to the Partnership by the General Partner pursuant to the Contribution Agreement), and (ii) to CP Canada certain assets and liabilities used in the conduct of CP Canada’s Canadian-based production enhancement equipment rental business (previously contributed to the Partnership by the General Partner pursuant to the Contribution Agreement).

(5)	OPCO will (a) contribute (i) to CP Holdings 1.0% of the equity securities of Providence (previously contributed to OPCO by the Partnership pursuant to the Contribution Agreement) and CP Holdings will contribute to Dutch Coöp such 1.0% of the equity securities of Providence, (ii) to Dutch Coöp 99.0% of the equity securities of Providence (previously contributed to OPCO by the Partnership pursuant to the Contribution Agreement), and (iii) to CP Leasing certain compressor units and other equipment (previously contributed to OPCO by the Partnership pursuant to the Contribution Agreement), and (b) sell to Dutch BV 0.002% of the equity securities of PE Mexico.

(6)	Dutch Coöp will contribute to Dutch BV 100.0% of the equity securities of Providence (previously contributed to Dutch Coöp by CP Holdings and OPCO pursuant to the Contribution Agreement).

(7)	The Partnership will contribute to MLP Sub all of the assets and liabilities constituting CFSI’s manufacturing business and U.S.-based production enhancement equipment rental business (previously contributed to the Partnership by the General Partner pursuant to the Contribution Agreement) and certain assets and liabilities used in the conduct of CFSI’s U.S.-based production enhancement equipment rental business (previously contributed to the Partnership by the General Partner pursuant to the Contribution Agreement).

(8)	Any Additional Units not purchased by the Underwriters (the “Additional Sponsor Units”) shall be delivered to the General Partner.

(9)	The General Partner will amend and restate its Bylaws (as so amended and restated, the “Bylaws” and, together with the Certificate of Incorporation of the General Partner, the “General Partner Charter Documents”).

(10)	The Partnership will amend and restate its agreement of limited partnership (as so amended and restated, the “Partnership Agreement” and, together with the certificate of limited partnership of the Partnership, the “Partnership Charter Documents”).

(11)	Each of OPCO, CFS International, CP International, CP Leasing, CP Holdings, Mexico I and Mexico II will amend and restate its limited liability company agreement (as so amended and restated, collectively, the “LLC Agreements”).
     The transactions contemplated in subsections (1) through (11) above are referred to herein as the “Transactions.” The “Organizational Documents” shall mean the LLC Agreements and the certificates of incorporation or formation, bylaws or limited liability company agreement or other applicable charter documents of the Operating Subsidiaries, the Partnership Charter Documents and the General Partner Charter Documents.
     The Partnership Parties wish to confirm as follows their agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the purchases of the Units from the Partnership.
     1. Registration Statement and Prospectus. The Partnership has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-1 (File No. 333-155260), including a prospectus subject to completion, relating to the Units. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at the time when it becomes effective and as thereafter amended by any post-effective amendment, is referred to in this Agreement as the “Registration Statement.” The prospectus in the form included in the Registration Statement or, if the prospectus included in the Registration Statement omits certain information in reliance upon Rule 430A under the Securities Act and such information is thereafter included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act or as part of a post-effective amendment to the Registration Statement after the Registration Statement becomes effective, the prospectus as so filed, is referred to in this Agreement as the “Prospectus.” If the Partnership files another registration statement with the Commission to register additional Common Units pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to include the registration statement on Form S-1 (File No. 333-155260) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Securities Act. The prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of such Registration Statement with the Commission and each such prospectus as amended from time to time until the date of the Prospectus is referred to in this Agreement as a “Preliminary Prospectus.” For purposes of this Agreement, “free writing prospectus” has the meaning ascribed to it in Rule 405 under the Securities Act, and “Issuer Free Writing Prospectus” shall mean each free writing prospectus prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units. “Time of Sale Information” shall mean the most recent Preliminary Prospectus together with each free writing prospectus, if any, identified in Schedule II(A) hereto and the information set out in Schedule II(B) hereto. “Effective Date” means each date and time as of which any part of the Registration Statement was or is declared effective by the Commission. “Time of Sale” means 5:30 p.m., Eastern time, on June 14, 2011.
     2. Agreements to Sell and Purchase.
     2.1 The Partnership hereby agrees to issue and sell the Firm Units to the Underwriters and, upon the basis of the representations, warranties and agreements of the Partnership Parties herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Partnership at a purchase price of $18.72 per Unit (the “purchase price per Unit”), the number of Firm Units set forth opposite the name of such Underwriter in Schedule I hereto.
     2.2 The Partnership hereby also agrees to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Partnership Parties herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right for 30 days from the date of the Prospectus to purchase from the Partnership up to 400,500 Additional Units at the purchase price per Unit for the Firm Units. The Additional Units may be purchased solely for the purpose of covering over-allotments, if any, made in connection with the offering of the Firm Units. If any Additional Units are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Units (subject to such adjustments as you may determine to avoid fractional units) that bears the same proportion to the total number of Additional Units to be purchased by the Underwriters as the number of Units set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Units. The option to purchase Additional Units may be exercised in whole or in part at any time or from time to time within 30 days after the date of the Prospectus. Any Additional Units not purchased by the Underwriters shall be delivered to the General Partner in accordance with the Contribution Agreement.
     2.3 It is further understood that approximately 5% of the Firm Units (the “Directed Units”) will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions to be set forth in the most recent Preliminary Prospectus and in accordance with the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) to certain directors, executive officers or employees of the General Partner and certain other persons associated with the Parent (each such person a “Directed Unit Participant”) who have heretofore delivered to Raymond James & Associates, Inc. offers to purchase Firm Units in form satisfactory to Raymond James & Associates, Inc. (such program, the “Directed Unit Program”) and that any allocation of such Firm Units among such persons will be made in accordance with timely directions received by Raymond James & Associates, Inc. from the Partnership; provided that under no circumstances will Raymond James & Associates, Inc. or any Underwriter be liable to the Partnership or General Partner or to any such person for any action taken or omitted in good faith in connection with such Directed Unit Program. It is further understood that any Directed Units not affirmatively reconfirmed for purchase by any participant in the Directed Unit Program by 9:00 A.M., Eastern time, on the first business day following the date hereof or otherwise are not purchased by such persons will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.
     2.4 The Partnership agrees to pay all fees and disbursements incurred by the Underwriters in connection with the Directed Unit Program and any stamp duties or other taxes incurred by the Underwriters in connection with the Directed Unit Program.
     3. Terms of Public Offering. The Partnership Parties have been advised by you that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Units upon the terms set forth in the Prospectus.
     4. Delivery of the Units and Payment Therefor.
     4.1 Delivery to the Underwriters of the Firm Units and payment therefor shall be made at the offices of Vinson & Elkins L.L.P., First City Tower, 1001 Fannin Street, Suite 2500, Houston, Texas at 10:00 a.m., Eastern time, on June 20, 2011 or such other place, time and date not later than 1:30 p.m., Eastern time, on July 5, 2011 as the Representatives shall designate by notice to the Partnership (the time and date of such closing are called the “Closing Date”). The place of closing for the Firm Units and the Closing Date may be varied by agreement between the Representatives and the Partnership. The Partnership Parties hereby acknowledge that circumstances under which the Representatives may provide notice to postpone the Closing Date as originally scheduled include any determination by the Partnership or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11 hereof.
     4.2 Delivery to the Underwriters of and payment for any Additional Units to be purchased by the Underwriters shall be made at the offices of Vinson & Elkins L.L.P., First City Tower, 1001 Fannin Street, Suite 2500, Houston, Texas, at 10:00 a.m., Eastern time, on such date or dates (each an “Additional Closing Date”) (which may be the same as the Closing Date, but, if it is not the same as the Closing Date, shall not be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to) as shall be specified in a written notice or notices, from the Representatives on behalf of the Underwriters to the Partnership, of the Underwriters’ determination to purchase a number, specified in such notice or notices, of Additional Units. Such notice or notices may be given at any time within 30 days after the date of the Prospectus and must set forth (i) the aggregate number of Additional Units as to which the Underwriters are exercising the option and (ii) the names and denominations in which ownership of the Additional Units is to be registered. The place of closing for the Additional Units and the Additional Closing Date may be varied by agreement between you and the Partnership.
     4.3 Delivery of the Firm Units and of any Additional Units to be purchased hereunder shall be made through the facilities of The Depository Trust Company (“DTC”) against payment of the purchase price therefor by wire transfer of immediately available funds to an account or accounts specified in writing, not later than the close of business on the business day immediately preceding the Closing Date or the Additional Closing Date, as the case may be, by the Partnership. Payment for the Units sold by the Partnership hereunder shall be delivered by the Representatives to the Partnership.
     4.4 It is understood that the Representatives have been authorized, for their own accounts and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price per Unit for the Firm Units and the Additional Units, if any, that the Underwriters have agreed to purchase. Raymond James and Associates, Inc. and J.P. Morgan Securities LLC, each individually and not as Representatives of the Underwriters, may, but shall not be obligated to, make payment for any Units to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date or the Additional Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.
     5. Covenants and Agreements of the Partnership Parties.
     5.1 Each of the Partnership Parties covenants and agrees with the several Underwriters as follows:
          (a) Preparation of Prospectus and Registration Statement. Each of the Partnership Parties will use its best efforts to cause the Registration Statement and any amendments thereto to become effective, if it has not already become effective, and will advise you promptly and, if requested by you, will confirm such advice in writing (i) when the

Registration Statement has become effective and the time and date of any filing of any post-effective Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) if Rule 430A under the Securities Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Securities Act (which the Partnership agrees to file in a timely manner in accordance with such rules and regulations under the Securities Act), (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Units for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period of time referred to in Section 5.1(h) below, of any change in the Partnership’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of any event that comes to the attention of the Partnership Parties that makes the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the addition of any material fact thereto or making of changes therein in order to make the statements therein (in the case of the Time of Sale Information and the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other applicable law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Partnership Parties will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.
          (b) Copies of Registration Statement. The Partnership will furnish to the Underwriters, without charge, such number of conformed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto and corresponding to the version filed in the Commission’s electronic data gathering, analysis and retrieval system (“EDGAR”) version, including financial statements and all exhibits to the Registration Statement as the Underwriters or the Underwriters’ counsel may reasonably request.
          (c) Post-Effective Amendments. The Partnership will promptly file with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership or the Representatives, be required by the Securities Act or requested by the Commission.
          (d) Filing of Amendment or Supplement. The Partnership will furnish a copy of any amendment or supplement to the Registration Statement or to the Prospectus or any Issuer Free Writing Prospectus to you and counsel for Underwriters and obtain your consent prior to filing any of those with the Commission.
          (e) Issuer Free Writing Prospectus. The Partnership will not make any offer relating to the Common Units that would constitute an Issuer Free Writing Prospectus without your prior consent.
          (f) Amendment or Supplement to Issuer Free Writing Prospectus. The

Partnership will retain in accordance with the Securities Act all Issuer Free Writing Prospectuses not required to be filed pursuant to the Securities Act; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would cause the Registration Statement, the Preliminary Prospectus or the Prospectus to include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein (in the case of the Time of Sale Information and the Prospectus, in the light of the circumstances under which they were made), not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify you and, upon your request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as they may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such untrue statement or omission or effect such compliance.
          (g) Copies of Preliminary Prospectus to Underwriters. Prior to the execution and delivery of this Agreement, the Partnership has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Preliminary Prospectus. Consistent with the provisions of Section 5.1(h) hereof, each of the Partnership Parties consents to the use of each Preliminary Prospectus so furnished by the Partnership.
          (h) Copies of Prospectus to Underwriters. As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Securities Act to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales by any Underwriter or a dealer, and for so long a period as you may request for the distribution of the Units, the Partnership will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request. The Partnership consents to the use of the Prospectus and the Time of Sale Information (and of any amendment or supplement thereto) both in connection with the offering and sale of the Units and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Units pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Units under Section 4(3) of the Securities Act and Rule 174 thereunder, any event shall occur that in the judgment of the Partnership or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Securities Act or any other law, the Partnership will forthwith prepare and, subject to Section 5.1(a) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.
          (i) Blue Sky Laws. The Partnership will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Units for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Units, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In the event that the qualification of the Units in any jurisdiction is suspended, the Partnership shall so advise you promptly in writing.
          (j) Reports to Unitholders. The Partnership will make generally available to its security holders a consolidated earnings statement (in form complying with the provisions of Rule 158), which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and the Rule 462 Registration Statement, if any, and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.
          (k) Copies of Reports. During the period ending three years from the date hereof, the Partnership will furnish to you and, upon your request, to each of the other Underwriters, (i) as soon as available, a copy of each report of the Partnership mailed to unitholders or filed with the Commission or the Nasdaq Global Market (“NASDAQ”) or any national securities exchange and (ii) from time to time such other information concerning the Partnership as you may reasonably request. For purposes of this Section 5.1(k), the Partnership shall be deemed to have furnished the required information if such information has been filed on EDGAR.
          (l) Termination Expenses. If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (except pursuant to Section 11 or clauses (ii), (iii) or (iv) of Section 12 hereof) or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Partnership Parties to comply in all material respects with any of the terms or provisions hereof or to fulfill in any material respects any of the conditions of this Agreement, then the Partnership agrees to reimburse you and the other Underwriters for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith.
          (m) Application of Proceeds. The Partnership will apply the net proceeds from the sale of the Units to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Prospectus.
          (n) Lock-Up Period. For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), the Partnership will not, directly or indirectly, (i) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units (other than the Common Units issued pursuant to employee benefit plans, equity-based compensation plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, awards, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof), (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership (other than any registration statement on Form S-8) or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives on behalf of the Underwriters, and the Partnership will procure from each individual or entity set forth on Schedule III hereto and deliver to the Representatives, prior to the Initial Delivery Date, a letter or letters substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or announces material news or a material event relating to the Partnership occurs or (y) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this Section 5.1(o) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives, on behalf of the Underwriters, waive such extension in writing.
          (o) Interim Financial Statements. Prior to the Closing Date or the Additional Closing Date, as the case may be, the Partnership will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Partnership and its subsidiaries for any period subsequent to the periods covered by the financial statements appearing in the Prospectus.
          (p) Undertakings. The Partnership will comply with all provisions of any undertakings contained in the Registration Statement.
          (q) Stabilization. The Partnership Entities will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of any of the Units in violation of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), the Securities Act or other applicable law.
          (r) Exchange Act Reports. The Partnership will file all material required to be filed by it with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange

Act within the time periods required by the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering of the Units.
          (s) Satisfaction of Conditions. The Partnership Entities will comply with all agreements and satisfy all conditions on their part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date or the Additional Closing Date, as the case may be, and the Partnership will advise the Underwriters prior to the Closing Date or the Additional Closing Date, as the case may be, if any statements to be made on behalf of the Partnership in the certificates contemplated by Section 8 hereof would be inaccurate if made as of the Closing Date or the Additional Closing Date, as the case may be.
          (t) Required Filings. The Partnership will file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act.
          (u) NASDAQ. The Partnership will timely file with the NASDAQ Stock Market LLC (the “NASDAQ”) all documents and notices required by the NASDAQ of companies that have or will issue securities that are traded on the NASDAQ.
          (v) Transfer Agent. The Partnership shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its formation or the rules of any national securities exchange on which the Common Units will be listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Common Units.
     6. Representations and Warranties of the Partnership Parties.
     6.1 The Partnership Parties hereby, jointly and severally, represent and warrant to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date and the Additional Closing Date, as the case may be, that:
          (a) Partnership Not an “Ineligible Issuer.” The Partnership was not at the time of initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Units, is not on the date hereof and will not be on the Closing Date and the Additional Closing Date, as the case may be, an “ineligible issuer” (as defined in Rule 405 of the Securities Act).
          (b) No Stop Order. No stop order suspending the effectiveness of the Registration Statement, any post effective amendment thereto or the Rule 462 Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the

Partnership Parties, threatened by the Commission.
          (c) Form of Documents. The Registration Statement conformed in all material respects on the Effective Date and will conform in all material respects on each of the Closing Date and the Additional Closing Date, as the case may be, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects, when they become effective, to the applicable requirements of the Securities Act. The most recent Preliminary Prospectus conformed, in all material respects, and the Prospectus will conform, in all material respects, to the applicable requirements of the Securities Act when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the Closing Date and the Additional Closing Date, as the case may be.
          (d) No Material Misstatements or Omissions in Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading; provided, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership Parties through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.
          (e) No Material Misstatements or Omissions in Prospectus. The Prospectus will not, as of its date and on the Closing Date and the Additional Closing Date, as the case may be, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership Parties through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.
          (f) No Material Misstatements or Omissions in Time of Sale Information. The Time of Sale Information did not, as of the Time of Sale, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Partnership Parties through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.
          (g) No Material Misstatements or Omissions in Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 under the Securities Act), when considered together with the Time of Sale Information at the Time of Sale, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Time of Sale Information in reliance upon and in conformity with written information furnished to the Partnership Parties through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.
          (h) Issuer Free Writing Prospectus Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act on the date of first use, and the Partnership has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives. The Partnership has retained in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Units will not be required to be filed pursuant to the Securities Act.
          (i) Ownership of the General Partner. At the Closing Date and the Additional Closing Date, as the case may be, the only issued equity securities in the General Partner will be common stock (“GP Stock”). Compressco owns 100% of the GP Stock; such GP Stock is duly authorized and validly issued in accordance with the General Partner Charter Documents and is fully paid and nonassessable; and Compressco owns such GP Stock free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”), except for restrictions on transferability as described in the Registration Statement, the Time of Sale Information and the Prospectus or otherwise contained in the General Partner Charter Documents and other than those Liens arising under that certain Credit Agreement filed as Exhibit 10.6 to the Registration Statement (the “Revolving Credit Agreement”) and the pledge, security agreements and other ancillary documents thereto.
          (j) Power and Authority to Act as the General Partner. The General Partner has all requisite corporate power and authority to act as the general partner of the Partnership in all material respects as described in the Registration Statement, the Time of Sale Information and the Prospectus.
          (k) Ownership of the General Partner Interest in the Partnership. As of the date hereof, the General Partner is, and at the Closing Date and the Additional Closing Date, as the case may be, after giving effect to the Transactions, will be the sole general partner of the Partnership and will own the GP Interest; such GP Interest will be duly authorized and validly issued in accordance with the Partnership Agreement and the General Partner will own such GP Interest free and clear of all Liens, except for restrictions on transferability as described in the Registration Statement, the Time of Sale Information and the Prospectus or otherwise contained in the Partnership Agreement and other than those Liens arising under the Revolving Credit Agreement and the pledge, security agreements and other ancillary documents thereto.
          (l) Ownership of the Incentive Distribution Rights. At the Closing Date and the Additional Closing Date, as the case may be, after giving effect to the Transactions, the General Partner will own all of the Incentive Distribution Rights; such Incentive Distribution Rights and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “The Partnership Agreement — Limited Liability” or by Sections 17-303, 17-607, and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and the General Partner will own such Incentive Distribution Rights free and clear of all Liens, except for restrictions on transferability as described in the Registration Statement, the Time of Sale Information and the Prospectus or otherwise contained in the Partnership Agreement and other than those Liens arising under the Revolving Credit Agreement and the pledge, security agreements and other ancillary documents thereto.
          (m) No Other Subsidiaries of the General Partner. Other than with respect to the other Partnership Entities, the General Partner does not own, and at the Closing Date and the Additional Closing Date, as the case may be, after giving effect to the Transactions, will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
          (n) No Other Subsidiaries of the Partnership. Other than the Partnership’s ownership of 100% of the equity securities of the MLP Sub, as of the date hereof, neither the Partnership, OPCO nor the MLP Sub owns directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership’s ownership of 100% of the limited liability company interest in OPCO, (ii) OPCO’s ownership, directly or indirectly, of 100% of each of the Operating Subsidiaries (other than OPCO and MLP Sub), and (iii) the Partnership’s ownership of 100% of the equity securities of the MLP Sub, at the Closing Date and the Additional Closing Date, as the case may be, after giving effect to the Transactions, neither the Partnership, OPCO nor the MLP Sub will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.
          (o) Capitalization of the Partnership. At the Closing Date, after giving effect to the Transactions and assuming the Underwriters’ option to purchase Additional Units is no longer outstanding, the issued and outstanding partnership interests of the Partnership will consist of 9,259,127 Common Units, 6,273,970 Subordinated Units, the GP Interest and the Incentive Distribution Rights; and, assuming no purchase by the Underwriters of any Additional Units, other than the Sponsor Units, the Additional Sponsor Units, if any, the Incentive Distribution Rights and any limited partner interests issued pursuant to the Partnership’s long-term incentive plan, the Firm Units will be the only limited partner interests in the Partnership issued and outstanding at the Closing Date or the Additional Closing Date, as the case may be.
          (p) Duly Authorized and Validly Issued Units. At the Closing Date or the Additional Closing Date, as the case may be, the Firm Units or the Additional Units, as the case may be, and the limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Registration Statement, the Time of

Sale Information and the Prospectus under the caption “The Partnership Agreement — Limited Liability” or by Sections 17-303, 17-607 or 17-804 of the Delaware LP Act).
          (q) No Preemptive Rights, Options or Registration Rights. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, and except for restrictions on transferability set forth in the Organizational Documents or the Revolving Credit Agreement, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, Common Units or other interests or equity securities of any Partnership Entity or (ii) outstanding options or warrants to purchase any Common Units or other interests or equity securities in any Partnership Entity. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of any Partnership Entity, except (i) as described in the Registration Statement, Time of Sale Information, the Prospectus and the Partnership Agreement and (ii) such rights as have been waived or satisfied.
          (r) Conformity of Units to Description in the Most Recent Preliminary Prospectus. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, and the Sponsor Units, the Incentive Distribution Rights and the GP Interest, when issued and delivered in accordance with the terms of the Partnership Agreement and the Contribution Documents against payment therefor as provided therein, will conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.
          (s) Formation and Qualification of the Partnership Entities. Each of the Partnership Entities has been duly formed and is validly existing as a corporation, limited partnership, limited liability company or other entity, as applicable, in good standing (to the extent the equivalent concept exists) under the laws of its respective jurisdiction of formation, with all corporate, limited partnership, limited liability company or other entity power and authority, as applicable, necessary to own, operate or lease its properties and to conduct its business, in each case, in all material respects, as presently conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto), and is duly registered or qualified to do business and is in good standing (to the extent the equivalent concept exists) in each jurisdiction in which its ownership or lease of properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify would not (i) have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership Entities and their respective subsidiaries, taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.
          (t) Ownership of the Sponsor Units. At the Closing Date and at any Additional Closing Date, after giving effect to the Transactions, (i) the General Partner and TII will own the Sponsor Units free and clear of all Liens, except for restrictions on transferability as described in the Registration Statement, the Time of Sale Information and the Prospectus or

otherwise contained in the Partnership Agreement and other than those Liens arising under the Revolving Credit Agreement and the pledge, security agreements and other ancillary documents thereto; (ii) the Sponsor Units and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “The Partnership Agreement — Limited Liability” or by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).
          (u) Ownership of the Operating Subsidiaries. At the Closing Date and the Additional Closing Date, as the case may be, after giving effect to the Transactions,
          (i) the Partnership will be the sole member of OPCO and will own 100% of the limited liability company interests in OPCO;
          (ii) OPCO will be the sole member of each of CFS International, CP International, CP Leasing and CP Holdings, and will own 100% of the limited liability company interests in each of CFS International, CP International, CP Leasing and CP Holdings;
          (iii) CFS International and CP International will be the owners of CP Argentina, CFS International will own 90% of the equity securities of CP Argentina and CP International will own 10% of the equity securities of CP Argentina;
          (iv) OPCO and CP Holdings will be the owners of Dutch Coöp; OPCO will own 99% of the equity securities in Dutch Coöp and CP Holdings will own 1% of the equity securities in Dutch Coöp;
          (v) Dutch Coöp will be the sole owner of Dutch BV and will own 100% of the equity securities of Dutch BV;
          (vi) Dutch B.V. will be the sole owner of each of Mexico I and Mexico II and will own 100% of the limited liability company interests of each of Mexico I and Mexico II;
          (vii) Dutch BV will be the sole owner of CP Canada and will own 100% of the equity securities of CP Canada;
          (viii) Mexico I and Mexico II will be the owners of CP Mexico and will own 51% of the partnership interests and 49% of the partnership interests, respectively, of CP Mexico;
          (ix) Dutch BV will be the sole member of Providence and will own 100% of the limited liability company interests of Providence;
          (x) Providence and Dutch BV will be the owners of PE Mexico; Providence will own 99.998% of the partnership interests of PE Mexico and Dutch BV will own 0.002% of the partnership interests of PE Mexico; and
          (xi) the Partnership will be the sole owner of the MLP Sub and will own 100% of the equity securities in the MLP Sub.
Such limited liability company interests and equity securities will be duly authorized and validly issued in accordance with the applicable Organizational Documents and will be fully paid (to the extent required under such Organizational Documents) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)), and each of the Partnership and OPCO will own such limited liability company interests and equity securities free and clear of all Liens, except for restrictions on transferability as described in the Registration Statement, the Time of Sale Information and the Prospectus or otherwise contained in the Partnership Agreement and other than those Liens arising under the Revolving Credit Agreement and the pledge, security agreements and other ancillary documents thereto.
          (v) Authority. Each of the Partnership Parties has the requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has the requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement and the Partnership Agreement and (ii) the Sponsor Units and the Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Documents. At each Closing Date and Additional Closing Date, as the case may be, all corporate, partnership, limited liability company or other entity action, as the case may be, required to be taken by the Partnership Parties or any of their respective stockholders, members, partners or equityholders for the authorization, issuance, sale and delivery of the Units, the Sponsor Units, the GP Interest and the Incentive Distribution Rights, the execution and delivery of the Organizational Documents by each of the Partnership Entities party thereto and the consummation of the transactions (including the Transactions) contemplated by this Agreement shall have been validly taken.
          (w) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of the Partnership Parties.
          (x) Authorization, Execution and Enforceability of Certain Agreements. At or before the Closing Date:
               (i) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and will be a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;
               (ii) the LLC Agreements will have been duly authorized, executed and delivered by each of the Partnership Entities party thereto and will be a valid and legally binding agreement of such Partnership Entity, enforceable against such Partnership Entity in accordance with their respective terms;
               (iii) each of the Contribution Documents will have been duly authorized, executed and delivered by each of the Partnership Entities party thereto and will be valid and legally binding agreements of such Partnership Entity, enforceable against such

Partnership Entity in accordance with their respective terms; and
               (iv) that certain Omnibus Agreement dated as of the Closing Date the “Omnibus Agreement”) by and among the Parent, the General Partner and the Partnership will have been duly authorized, executed and delivered by the parties thereto and will be a valid and legally binding agreement of such parties, enforceable against such parties in accordance with its terms; provided, that, with respect to each such agreement described in this Section (x), the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (b) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
          (y) Restricted Subsidiary. On or prior to the date of the first contribution of assets consummated under the Contribution Agreement, the General Partner, the Partnership and the Operating Subsidiaries will be designated by the Parent as Unrestricted Subsidiaries under that certain Credit Agreement dated as of June 27, 2006 by and among the Parent and the other parties thereto (as amended from time to time, the “TETRA Credit Agreement”).
          (z) Legal Sufficiency of Contribution Agreement. The Contribution Documents will be legally sufficient to transfer or convey, directly or indirectly, to the Partnership Entities all properties, ownership interests, assets and rights not already held by them that are, individually or in the aggregate, required to enable the Partnership Entities to conduct their operations in all material respects as described in the Registration Statement, the Time of Sale Information and Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Documents and those set forth in the Registration Statement, the Time of Sale Information and Prospectus. The Partnership Entities, as applicable, upon consummation of the Transactions pursuant to the Contribution Documents, will succeed in all material respects to the business, assets, properties, liabilities and operations reflected in the pro forma financial statements of the Partnership Parties, except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus and the Contribution Documents.
          (aa) No Legal Proceedings or Contracts to be Described or Filed. Except as described in the Registration Statement, the Time of Sale Information and Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Partnership Parties, threatened against any of the Partnership Entities or their respective subsidiaries or to which any of the Partnership Entities or their respective subsidiaries is a party or of which any of their properties are subject that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) that are not described as required by the Securities Act. Except as described in the Registration Statement, the Time of Sale Information and Prospectus, there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus as required by the Securities Act.
          (bb) Litigation. Except as described in the Registration Statement, the Time of Sale Information and Prospectus, there is (i) no action, suit or proceeding by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Partnership Parties, threatened to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) to the knowledge of the Partnership Parties, no inquiry or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the cases of clauses (i), (ii) and (iii), would reasonably be expected to, individually or in the aggregate, prevent the transactions contemplated by this Agreement or result in a Material Adverse Effect.
          (cc) No Defaults. None of the Partnership Entities (i) is in violation of its Organizational Documents, (ii) is in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, or (iii) is in breach, default (or an event that, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clauses (ii) and (iii), would, if continued, have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to perform their obligations under this Agreement.
          (dd) No Consents. No permit, consent, approval, authorization, order, registration or filing (collectively, “consents”) with or of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their respective properties is required in connection with (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery, and performance of this Agreement or the Contribution Documents by the Partnership Entities party hereto or thereto, or (iii) the consummation of the transactions (including the Transactions) contemplated by this Agreement or the Contribution Documents, except (A) such consents required under the Securities Act or the Exchange Act, (B) such consents required under state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriters, (C) such consents as have been, or prior to the Closing Date or the Additional Closing Date, as the case may be, will be, obtained or made, (D) such consents for which the failure to obtain or make would not have a Material Adverse Effect and (E) as disclosed in the Time of Sale Information and Prospectus.
          (ee) No Conflicts. None of the (i) offering, issuance or sale of the Units by the Partnership or the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in the Registration Statement, the Time of Sale Information and the Prospectus, (ii) execution, delivery or performance of this Agreement or the Contribution Documents by the Partnership Entities which are parties thereto, or (iii) consummation by the Partnership Entities of the transactions (including the Transactions) contemplated by this Agreement or the Contribution Documents (A) constitutes or will constitute a violation of the Organizational Documents, (B) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities, which breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would have a Material Adverse Effect or materially impair the ability of any of the Partnership Entities to consummate the Transactions.
          (ff) Private Placement. The sale and issuance of (i) the Sponsor Units to the General Partner and TII and (ii) the Incentive Distribution Rights and the GP Interest to the General Partner are exempt from the registration requirements of the Securities Act and securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act or the interpretations thereof by the Commission.
          (gg) Independent Registered Public Accounting Firm. Ernst & Young LLP, who has certified certain audited financial statements (including the related notes thereto and supporting schedules) of the Partnership Parties filed as part of the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), is an independent public accounting firm with respect to such entities as required by the Securities Act and the Public Company Accounting Oversight Board.
          (hh) Statistical and Market-Related Data. The statistical and market-related data included in the Registration Statement, the Time of Sale Information and the Prospectus are based on or derived from sources that the Partnership Parties believe to be reliable and accurate in all material respects.
          (ii) Financial Statements. The historical financial statements, together with related schedules and notes, included in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto), present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods indicated and have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved, except as disclosed therein. The summary historical and pro forma financial data included in the most recent

Preliminary Prospectus under the caption “Summary—Summary Historical and Pro Forma Financial and Operating Data” in the Registration Statement, the Time of Sale Information and the Prospectus and the selected historical and pro forma financial data set forth under the caption “Selected Historical and Pro Forma Financial and Operating Data” included in the Registration Statement, the Time of Sale Information and the Prospectus (and any amendment or supplement thereto) is fairly presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements and pro forma financial statements, as applicable, from which they have been derived, except as described therein. The other financial data set forth in the Registration Statement and Prospectus (and any amendment or supplement thereto) has been derived from the accounting records of the Partnership and its subsidiaries, and presents fairly, in all material respects, the information purported to be shown thereby.
          (jj) Pro Forma Financial Statements. The pro forma financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Time of Sale Information and the Prospectus. The pro forma financial statements included in the Time of Sale Information and the Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act.
          (kk) Sarbanes-Oxley Act of 2002. At each Closing Date or Additional Closing Date, as the case may be, the Partnership will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated therewith and the rules of the NASDAQ that are effective and applicable to the Partnership.
          (ll) Conduct of Business. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus (or any amendment or supplement thereto), none of the Partnership Entities or their respective subsidiaries has (i) incurred any liabilities or obligations, indirect, direct or contingent, that are material to the Partnership Entities, taken as a whole, other than liabilities and obligations incurred in the ordinary course of business, (ii) entered into any transaction that is not in the ordinary course of business that is material to the Partnership Entities, taken as a whole or (iii) issued or granted any securities or paid or declared any dividends or other distributions with respect to any class of its securities.
          (mm) No Material Adverse Change. (i) None of the Partnership Entities has sustained since the date of the latest audited financial statements included in the Time of Sale Information and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus; and (ii) since, since the respective dates as of which such information is given in the Registration Statement, the Time of Sale Information and the Prospectus, there has not been any change in the capitalization or material increase in long-term debt of the Partnership Parties, or any adverse change in or affecting the condition (financial or other), business, prospects, properties or results of operations of the Partnership Parties, taken as a whole; in each case except as set forth or contemplated in the Time of Sale Information and the Prospectus or as would not have a Material Adverse Effect.
          (nn) NASDAQ Listing. The Units have been approved for listing on the NASDAQ, subject to official notice of issuance.
          (oo) Stabilization. The Partnership has not taken, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute under the Exchange Act, stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Units.
          (pp) Tax Returns. Each of the Partnership Entities that is required to do so has filed (or have obtained extensions with respect to) all material tax returns required to be filed through the date hereof (other than certain state or local tax returns, as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect), which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not have a Material Adverse Effect.
          (qq) Affiliate Transactions. Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there is no relationship, direct or indirect, that exists between any of the Partnership Entities on the one hand, and the directors, officers, unitholders, customers or suppliers of any of the Partnership Entities on the other hand that is required by the Securities Act to be disclosed in the Registration Statement, the Time of Sale Information and the Prospectus that is not so disclosed.
          (rr) Investment Company. The Partnership is not, and after the sale of the Units to be sold by the Partnership pursuant to this Agreement and the application of the net proceeds therefrom as described under “Use of Proceeds” in the Prospectus will not be, an “investment company” or a company “controlled by” an investment company, each within the meaning of the Investment Company Act of 1940, as amended.
          (ss) Title to Properties. As of the Closing Date and the Additional Closing Date, as the case may be, each of the Partnership Entities has good and indefeasible title to all real property (exclusive of easements, rights of way and other similar instruments) and good title to all personal property described in the Time of Sale Information and the Prospectus as being owned by it, free and clear of all Liens except (i) liens or security interests securing indebtedness incurred, assumed or agreed to in writing by such Partnership Entity, (ii) liens for real property taxes, assessments and other governmental charges not delinquencies or that are currently being contested in good faith by appropriate proceedings, (iii) mechanics’ and materialmen’s liens that are filed of record but are being contested in good faith by appropriate proceedings, (iv) claims and other encumbrances (other than liens or security interests) described, and subject to the limitations contained, in the Time of Sale Information and the Prospectus or (ii) claims and other encumbrances (other than liens or security interests) that would not have a Material Adverse Effect; provided, however, that all real property and buildings held under lease by the Partnership Entities are held under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect. The Partnership Entities have such easements, rights-of-way and other similar instruments (collectively, “rights-of-way”) as are necessary to conduct their business in the manner described, and subject to the limitations contained, in the Registration Statement, the Time of Sale Information and the Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Registration Statement, the Time of Sale Information and the Prospectus which are not reasonably expected to have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Registration Statement, the Time of Sale Information and the Prospectus, the Partnership Entities have fulfilled and performed all of their material obligations with respect to such rights-of-way, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the Partnership Entities with respect to such rights-of-way, except for such revocations, terminations and impairments that would not have, individually or in the aggregate, a Material Adverse Effect.
          (tt) Permits. As of the Closing Date and Additional Closing Date, as the case may be, the Partnership Entities has such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Governmental Permits”) as are necessary under applicable law to own its properties and conduct its business in the manner described in the Time of Sale Information and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Time of Sale Information and the Prospectus except for any Governmental Permits that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect and except as described in the Time of Sale Information and the Prospectus; each of the Partnership Entities has fulfilled and performed all of its obligations with respect to such Governmental Permits which are due to have been fulfilled and performed by such date, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Governmental Permits, subject to such qualifications as may be set forth in the Time of Sale Information and the Prospectus, except as described in the Time of Sale Information and the Prospectus or, for any of the foregoing, that would not have a Material Adverse Effect.
          (uu) Disclosure Controls. The Partnership maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), that (i) are designed to provide reasonable assurance that information required to be disclosed by the Partnership in reports that it submits or files under the Exchange Act is accumulated and communicated to the principal executive officer, the principal financial officer and other appropriate officers of the General Partner to allow for timely decisions regarding required disclosure and is recorded, processed, summarized and reported with time records specified in the Commission’s rules and forms and (ii) are effective in all material respects to perform the functions for which they are established to the extent required by 13a-15(e) of the Exchange Act.

          (vv) Books and Records. The Partnership makes and keeps books and records as required by Section 13(b)(2)(A) of the Exchange Act and maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets; (C) access to its assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (ww) Foreign Corrupt Practices Act. None of the Partnership Entities, nor, to the knowledge of the Partnership Parties, any director, officer, employee or agent of the Partnership Entities, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”).
          (xx) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership reviewed by Ernst & Young LLP, (i) none of the Partnership Entities has been advised by Ernst & Young LLP of (A) any significant deficiencies in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect the ability of the Partnership Entities to record, process, summarize and report financial data, or any material weaknesses in internal controls over financial reporting affecting any of the Partnership Entities, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Partnership Entities, and (ii) there have been no significant changes in the internal controls of any of the Partnership Entities that materially affected or are reasonably likely to materially affect any internal controls over financial reporting relating to any of the Partnership Entities.
          (yy) Environmental Laws. Except as described in the Time of Sale Information and the Prospectus, each of Partnership Entities and their respective subsidiaries (i) is, and at all times prior hereto within the applicable statute of limitations has been, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of the environment, or natural resources, or imposing remediation liability concerning any Hazardous Materials (as defined below) (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) is in material compliance with all terms and conditions of any such permits and (iv) has not received written notice of any actual or alleged violation of Environmental Law and does not, to the knowledge of the Partnership Parties, have any potential liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to obtain or maintain required permits, failure to comply with the terms and conditions of such permits, any notice of alleged violation or any liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Time of Sale Information and the Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against any of the Partnership Entities under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed and (y) none of the Partnership Entities anticipates material capital expenditures relating to Environmental Laws other than those incurred in the ordinary course of business for the purchase of equipment used in compression services or related activities. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.
          (zz) Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times for the past seven years in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of the United States, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any United States federal governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the any of the Partnership Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.
          (aaa) OFAC. (i) None of the Partnership Entities or, to the knowledge of the Partnership Parties, any director or officer of any of the Partnership Entities, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) and (ii) the Partnership Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund any activities or business of any Person currently the subject of sanctions administered or enforced by OFAC.
          (bbb) Intellectual Property. Each of the Partnership Entities, with respect to the assets to be owned or leased by such Partnership Entity at the Closing Date, after giving effect to the Transactions, will be the record holder of or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others, except for such conflicts that would not, individually or in the aggregate, have a Material Adverse Effect.
          (ccc) FINRA Affiliation. To the knowledge of the Partnership Parties, no officer, director or nominee for director of the General Partner has a direct or indirect affiliation or association with any member of the Financial Industry Regulatory Authority (“FINRA”) holders, except as described in the Registration Statement, the Time of Sale Information and the Prospectus.
          (ddd) Insurance. The Partnership Entities maintain or are entitled to the benefits of insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses. All such insurance is outstanding and duly in force on the Closing Date and the Additional Closing Date, as the case may be.
          (eee) ERISA. The Partnership Entities and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Partnership, its subsidiaries and with respect to which any of such other entities that could reasonably be expected to have any liability are in compliance in form and operation with ERISA and all other applicable state and federal laws, except for any failure to comply that would not, individually or in the aggregate, have a Material Adverse Effect. No “reportable event” (as defined in ERISA, but excluding any event for which the 30-day notice period is waived) has occurred that has not been timely reported or is reasonably expected to occur with respect to any “employee pension benefit plan” established or maintained by the Partnership, its subsidiaries or any of their ERISA Affiliates. No “employee pension benefit plan” that is subject to Title IV of ERISA and that is established or maintained by the Partnership, its subsidiaries or any of their ERISA Affiliates, if such “employee pension benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA), except as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Partnership, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability that will, individually or in the aggregate, result in a Material Adverse Effect either: (i) under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee pension benefit plan” or (ii) under Sections 412, 4971, 4975 or 4980B of the Code. Each “employee pension benefit plan” established or maintained by the Partnership, its subsidiaries that is intended to be qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification. “ERISA Affiliate” means, with respect to the Partnership or any subsidiary thereof, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Code of which the Partnership or such subsidiary is a member.
          (fff) Forward Looking Statements. Each of the statements made by the Partnership in the Registration Statement, the Time of Sale Information, and the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act, including (but not limited to) any statements with respect to projected results of operations, estimated available cash and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.
     7. Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Partnership agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Partnership’s counsel and accountants in connection with the registration of the Units under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any Preliminary Prospectus to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, the Time of Sale Information, any Blue Sky memoranda, the Master Agreement Among Underwriters, this Agreement, the Selected Dealers Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Units; (iii) consistent with the provisions of Section 5.1(i), all expenses in connection with the qualification of the Units for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by FINRA of the fairness of the terms of the sale of the Units ; (v) the fees and expenses associated with listing the Units on the NASDAQ; (vi) the cost of preparing unit certificates; (vii) the costs and charges of any transfer agent or registrar; (viii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Units to the respective Underwriters; (ix) all other fees, costs and expenses referred to in Item 13 of the Registration Statement; and (x) the transportation, lodging, graphics and other expenses incidental to the Partnership’s preparation for and participation in the “road show” for the offering contemplated hereby; provided, however, that the Underwriters will pay for 50 percent of the costs and expenses of any chartered flight in connection with the road show. Except as provided in this Section 7 and in Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel. In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5.1(l) hereof, the Partnership agrees to reimburse the Underwriters as provided in Section 5.1(l). The Representatives are not entitled to any further reimbursement under that certain letter agreement between the Representatives and Parent dated as of December 1, 2008. In accordance with such letter agreement, in the event that the proposed offering is consummated, Parent will be entitled to a refund from the Representatives in the amount of $384,903.01 in connection with and at the time of Closing.
     8. Indemnification and Contribution.
     8.1 Subject to the limitations in this Section 8, the Partnership Parties agree to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any “affiliate” (within the meaning of Rule 405 of the Securities Act) of such Underwriter who has, or who is alleged to have, participated in the distribution of the Units (such affiliate being referred to herein as “Participating Affiliates”) from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, in the Registration Statement, the Time of Sale Information, any Issuer Free Writing Prospectus or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein (except, in the case of the Registration Statement, in light of the circumstances under which they were made) not misleading, except to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Partnership Parties by or on behalf of any Underwriter through you, expressly for use in connection therewith. This indemnification shall be in addition to any liability that the Partnership Parties may otherwise have.
     8.2 In addition to its other obligations under this Section 8, the Partnership Parties agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any inaccuracy in the representations and warranties of the Partnership Parties herein or failure to perform their obligations hereunder, all as set forth in this Section 8, the party against whom indemnification is being sought will reimburse each Underwriter on a commercially reasonable periodic basis for all reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding (to the extent documented by reasonably itemized invoices therefor), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation of the Partnership Parties to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the person(s) from whom it was received.
     8.3 If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Partnership Parties, such Underwriter or such controlling person or such Participating Affiliate (an “indemnified party”) shall promptly notify in writing the party against whom indemnification is being sought (the “indemnifying party”), but failure to so notify the indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this Section 8, and such indemnifying party shall assume the defense thereof, including the employment of counsel reasonably acceptable to such indemnified party and the payment of all reasonable fees of and expenses incurred by such counsel. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless (i) the indemnifying party has agreed in writing to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense and employ counsel reasonably acceptable to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter that may not be available to the Partnership, or that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party (but the Partnership Parties shall not be liable for the fees and expenses of more than one additional counsel for the Underwriters and such controlling persons (in addition to any local counsel))). The indemnifying party shall not be liable for any settlement of any such action effected without its (their several) written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in Sections 8.1 and 8.2.
     8.4 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership Parties, their respective directors, its officers who sign the Registration Statement and any person who controls any Partnership Party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Partnership Parties to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus, the Time of Sale Information, any Issuer Free Writing Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Partnership Parties, any of their respective directors, any of its officers or any such controlling person based on the Registration Statement, the Prospectus, the Time of Sale Information or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this Section 8.4, such Underwriter shall have the rights and duties given to the Partnership Parties by Section 8.3 (except that if the Partnership Parties shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Partnership Parties, their respective directors, any such officers and any such controlling persons, shall have the rights and duties given to the Underwriters by Section 8.3.
     8.5 In any event, no indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the indemnified parties or any person who controls the indemnified parties is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     8.6 If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand, and the Underwriters on the other hand, from the offering and sale of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership Parties bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Units hereunder, any determination of the relative benefits received by the Partnership Parties or the Underwriters from the offering of the Units shall include the net proceeds (before deducting expenses) received by the Partnership Parties and the underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Units, in each case computed on the basis of the respective amounts set forth in the table or in the notes to the table on the cover page of the Prospectus. The relative fault of the Partnership Parties on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties on the one hand, or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     8.7 The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in Section 8.6. The amount paid or payable by an indemnified party as a result of the Damages referred to in Section 8.6 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such underwriter in connection with the Units underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Firm Units set forth opposite their names in Schedule I hereto (or such numbers of Firm Units increased as set forth in Section 9 hereof) and not joint.
     8.8 Any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 8 and the representations and warranties of the Partnership Parties set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Partnership Parties, the directors or officers or any person controlling any Partnership Party, (ii) acceptance of any Units and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Partnership Parties, its directors or officers or any person controlling any Partnership Party, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.
     8.9 It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in Section 8.2, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of FINRA. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. In the event the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such arbitration would be limited to the operation of the interim reimbursement provisions contained in Section 8.2 and Section 8.3, and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses that is created by the provisions of Section 8.2.
     8.10 The Partnership Parties shall indemnify and hold harmless Raymond James & Associates, Inc. (including its directors, officers and employees) and each person, if any, who controls Raymond James & Associates, Inc. within the meaning of Section 15 of the Securities Act (“Raymond James Entities”), from and against any loss, claim, damage or liability or any action in respect thereof to which any of the Raymond James Entities may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action (i) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Partnership Parties for distribution to Directed Unit Participants in connection with the Directed Unit Program or arises out of or is based upon any omission or alleged omission to state therein a material fact necessary in order to make the statements therein not misleading, in light of the circumstances under which any such statements were made, except, with respect to such material, insofar as any such loss, claim, damage or liability or any action arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in such material or arises out of or is based upon any omission or alleged omission to state a material fact in such material relating to such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information not misleading, (ii) arises out of or is based upon the failure of the Directed Unit Participant to pay for and accept delivery of Directed Units that the Directed Unit Participant agreed to purchase or (iii) is otherwise related to the Directed Unit Program, provided that the Partnership Parties shall not be liable under this clause (iii) for any loss, claim, damage, liability or action that is determined in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Raymond James Entities. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this Section 8.10, the Underwriters will promptly return all sums that had been advanced pursuant thereto.
     9. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Firm Units to be delivered on the Closing Date, and any Additional Units to be delivered on an Additional Closing Date, shall be subject hereunder are subject to the following conditions:
          (a) The Registration Statement shall have become effective not later than 11:00 a.m., Eastern time, on the date hereof, or at such later date and time as shall be consented to in writing by the Representatives, and all filings required by Rules 424(b), 430A and 462 under the Securities Act shall have been timely made.
          (b) All partnership proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Contribution Documents, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions (including the Transactions) contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
          (c) You shall be satisfied that since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and Prospectus, (i) there shall not have been any change in the capitalization of the Partnership or any material change in the indebtedness (other than in the ordinary course of business) of the Partnership, (ii) except as set forth or contemplated by the Registration Statement, the Time of Sale Information and the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Partnership that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future income of the Partnership, (iii) no loss or damage (whether or not insured) to the property of the Partnership shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Partnership or any of its properties that is material to the Partnership or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Partnership or its subsidiaries that makes it impractical or inadvisable in your judgment to proceed with the public offering or purchase of the Units as contemplated hereby.
          (d) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Vinson & Elkins L.L.P., counsel to the Partnership, substantially in the form of Exhibit B hereto.

          (e) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Bass Wallace, counsel to the Partnership, substantially in the form of Exhibit C hereto.
          (f) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Capín, Calderón, Ramírez y Gutiérrez-Azpe, S.C., Mexico counsel to the Partnership, substantially in the form of Exhibit D-1 hereto.
          (g) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Hall, Estill, Gable, Golden & Nelson, P.C., Oklahoma counsel to the Partnership, substantially in the form of Exhibit D-2 hereto.
          (h) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Burstall Winger LLP, Canada counsel to the Partnership, substantially in the form of Exhibit D-3 hereto.
          (i) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Houthoff Buruma, the Netherlands counsel to the Partnership, substantially in the form of Exhibit D-4 hereto.
          (j) You shall have received on the Closing Date (and the Additional Closing Date, if any) an opinion of Brons & Salas Abogados, Argentina counsel to CP Argentina, substantially in the form of Exhibit D-5 hereto.
          (k) You shall have received on the Closing Date or Additional Closing Date, as the case may be, an opinion of Baker Botts L.L.P., as counsel for the Underwriters, dated the Closing Date or Additional Closing Date, as the case may be, with respect to such matters as you may reasonably request, and the Partnership and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.
          (l) You shall have received letters addressed to you and dated the date hereof and the Closing Date or the Additional Closing Date, as the case may be, from (i) the firm of Ernst & Young LLP, independent certified public accountants and (ii) the Chief Financial Officer of the General Partner, in its capacity as the general partner of the Partnership, substantially in the forms heretofore approved by you.
          (m) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Partnership, shall be threatened or contemplated by the Commission at or prior to the Closing Date or Additional Closing Date, as the case may be; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Units under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Partnership, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus or any Issuer Free Writing Prospectus shall have been filed unless a copy thereof was first furnished to you and the Partnership obtained your consent prior to filing any of those with the Commission; and (v) all of the representations and warranties of the Partnership contained in this Agreement shall be true and correct as of the Closing Date or Additional Closing Date; and (vi) the Partnership and the General Partner shall have complied with all of the agreements and satisfied all of the conditions on the part of the Partnership and the General Partner to be performed or satisfied hereunder on or before such Closing Date or Additional Closing Date; and (vii) neither the Partnership nor the General Partner shall have failed in any material respect at or prior to the Closing Date or the Additional Closing Date, as the case may be, to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date or Additional Closing Date, as the case may be, and you shall have received a certificate, dated the Closing Date or the Additional Closing Date, as the case may be, and signed by the chief executive officer and the chief financial officer (or such other officers as are acceptable to you) of the General Partner, in its capacity as the general partner of the Partnership, to the effect set forth in this Section 9(m) and in Section 9(c) hereof and certifying that they have carefully examined the Registration Statement, the Time of Sale Information and the Prospectus, as well as each electronic road show used in connection with the offering of the Units, and, in their opinion (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the Closing Date or Additional Closing Date, as applicable, or (3) the Time of Sale Information, as of the Time of Sale, did not contain any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the most recent Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.
     If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Partnership of such termination in writing at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.
     10. Effective Date of Agreement. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 6 and 7 shall at all times be effective.
     11. Defaulting Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase Firm Units that it or they have agreed to purchase hereunder, and the aggregate number of Firm Units that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Firm Units, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Firm Units set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Units set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Firm Units that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Firm Units and the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units and arrangements satisfactory to you and the Partnership for the purchase of such Firm Units are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Partnership. In any such case that does not result in termination of this Agreement, either you or the Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.
     12. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Partnership Parties by notice to the Partnership, if prior to the Closing Date or the Additional Closing Date (if different from the Closing Date and then only as to the Additional Units), as the case may be, in your sole judgment, (i) trading in the Common Units shall have been suspended by the Commission or the NASDAQ, (ii) trading in securities generally on the NASDAQ shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Units or to enforce contracts for the sale of the Units. Notice of such cancellation shall be promptly given to the Partnership and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.
     13. Information Furnished by the Underwriters. The Partnership Parties acknowledge that (i) the list of the Underwriters and their respective participation in the sale of the Units on Schedule I, (ii) the first, second and fourth sentences of the fourth paragraph, (iii) each paragraph under the sub-captions “Stabilization” and “Discretionary Accounts,” (iv) the first paragraph under the sub-caption “Electronic Prospectus”, and (v) the paragraph under the sub-caption “FINRA Rules”, in each case under the caption “Underwriting” in any Preliminary Prospectus and Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6.1(d), 6.1(e), 6.1(f), 6.1(g), 8.1 and 8.3 hereof.
     14. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered

(i)	to the Partnership

Ronald J. Foster Compressco Partners, L.P. 101 Park Avenue, Suite 1200 Oklahoma City, OK 73102 (406) 677-0221

and

Bass C. Wallace, Jr. TETRA Technologies, Inc. 24955 Interstate 45 North The Woodlands, Texas 77380 (281) 367-1983

with a copy to

David P. Oelman Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222

(ii) to the Underwriters

Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, Florida 33716 Attention: Scott McNeill

and

J.P. Morgan Securities LLC 383 Madison Avenue New York, NY 10179 Attention: Equity Syndicate Desk

with a copy to

Laura Lanza Tyson Baker Botts L.L.P. 98 San Jacinto Boulevard Suite 1500 Austin, Texas 78701

     This Agreement has been and is made solely for the benefit of the several Underwriters, the Partnership Parties and their respective directors and officers and other controlling persons referred to in Section 8 hereof, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term “successor” nor the term “successors and assigns” as used in this Agreement shall include a purchaser from any Underwriter of any of the Units in his status as such purchaser.
     15. No Fiduciary Duty. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by any of the Underwriters, the Partnership Parties acknowledge and agree that (i) nothing herein shall create a fiduciary or agency relationship between the Partnership Parties, on the one hand, and the Underwriters, on the other hand; (ii) the Underwriters have been retained solely to act as underwriters and are not acting as advisors, expert or otherwise, to the Partnership Parties in connection with this offering, the sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units; (iii) the relationship between the Partnership Parties, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, and the price of the Units was established by the Partnership Parties and the Underwriters based on discussions and arms’ length negotiations and the Partnership Parties understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) any duties and obligations that the Underwriters may have to the Partnership Parties shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Partnership Parties acknowledge that the Underwriters may have financial interests in the success of the this offering that are not limited to the difference between the price to the public and the purchase price paid to the Partnership by the Underwriters for the Units and that such interests may differ from the interests of the Partnership Parties. The Partnership Parties hereby waive and release, to the fullest extent permitted by applicable law, any claims that the Partnership Parties may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Partnership Parties in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Partnership Parties or any of their respective members, managers, employees or creditors.
     16. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Partnership Parties and their successors and assigns and any successor or assign of any substantial portion of the Partnership Parties and any of the Underwriters’ respective businesses and/or assets. No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     17. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to choice of law principles thereunder. This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument. This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto. The Partnership and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect to any claim based upon or arising out of this Agreement or the transactions contemplated hereby.
     18. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

     Please confirm that the foregoing correctly sets forth the agreement among the Partnership and the several Underwriters.

Very truly yours,

COMPRESSCO PARTNERS, L.P. by Compressco Partners GP Inc., its general partner

/s/ Ronald J. Foster Ronald J. Foster
President

Compressco Partners GP Inc.

/s/ Ronald J. Foster Ronald J. Foster
President

TETRA Technologies, Inc.

/s/ Stuart M. Brightman Stuart M. Brightman
President and Chief Executive Officer

CONFIRMED as of the date first above mentioned, on behalf of the Representatives and the other several Underwriters listed on Schedule I hereto.

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Allen Lassiter Authorized Representative

J.P. MORGAN SECURITIES LLC

By:	/s/ Geoffrey G. Paul Authorized Representative

SCHEDULE I

Number
Name	Firm Units
Raymond James & Associates, Inc.	1,201,500

J.P. Morgan Securities LLC	1,201,500

RBC Capital Markets, LLC	267,000

Total:	2,670,000

SCHEDULE II(A)
Free Writing Prospectuses
     None.

SCHEDULE II(B)
Information Included in “Time of Sale Information”

Public offering price:	$20.00 per Common Unit

Number of Firm Units:	2,670,000

SCHEDULE III
Parties to Lock-Up Agreements
Compressco Partners GP Inc.
TETRA International Incorporated
Geoffrey M. Hertel
Stuart M. Brightman
William D. Sullivan
Ronald J. Foster
Gary L. McBride
Kevin W. Book
Larry W. Brickman
Any other purchasers of in excess of 1,000 common units under the directed unit program

EXHIBIT A
Form of Lock-Up Letter
June __, 2011
COMPRESSCO PARTNERS, L.P.
101 Park Avenue, Suite 1200
Oklahoma City, OK 73102
RAYMOND JAMES & ASSOCIATES, INC.
J.P. MORGAN SECURITIES LLC
As Representatives of the Several Underwriters
c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, FL 33716

Re:	Compressco Partners, L.P. (the “Partnership”)
Dear Sirs:
     This letter is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by the Partnership, as issuer, and Raymond James & Associates, Inc. and J.P. Morgan Securities LLC, the representatives (the “Representatives”) of certain underwriters (the “Underwriters”) to be named therein. Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect a public offering of Common Units of the Partnership (the “Units”), as described in and contemplated by the registration statement of the Partnership on Form S-1, File No. 333-155260 (the “Registration Statement”), as filed with the Securities and Exchange Commission on November 10, 2008 and as amended thereafter (the “Offering”).
     In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby acknowledges and agrees that, without the prior written consent of the Representatives, the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Units, options, warrants or other securities of the Partnership convertible into or exchangeable for Units (the “Partnership Securities”), or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Partnership Securities held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Units”), pursuant to the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended, for a period commencing on the date hereof and ending 180 days after the date of the Partnership’s Prospectus first filed pursuant to Rule 424(b) under the Securities Act, inclusive (the “Lock-Up

Period”), without the prior written consent of the Representatives or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Partnership to register under the Securities Act the undersigned’s sale, transfer or other disposition of any of the Lock-Up Units or other securities of the Partnership held by the undersigned, or to otherwise participate as a selling security holder in any manner in any registration effected by the Partnership under the Securities Act, including under the Registration Statement, during the Lock-Up Period, notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period, the partnership issues a release concerning earnings or material news or a material event relating to the partnership occurs; or (y) prior to the expiration of the Lock-Up Period, the partnership announces it will release earnings results during the 16 day period beginning on the last day of the Lock-Up Period; the restrictions imposed in this letter agreement shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Units during the Lock-Up Period, even if such Lock-Up Units would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Units or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Units.
     Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, you have agreed that the foregoing restrictions shall not apply to (a) the Units being offered in the prospectus included in the Registration Statement, (b) any grant or exercise of options pursuant to the Partnership’s long-term incentive plan; provided that the foregoing restrictions shall apply to any Units received pursuant to any such grant or exercise of options, and (c) (i) to an affiliate or (ii) as a bona fide gift (provided that in the case of any such transfer (A) the transferee or donee shall execute and deliver a lock-up letter agreement substantially in the form of this lock-up letter agreement and (B) no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of Units, shall be required or voluntarily made during the Lock-Up Period).
     It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Units, you will release the undersigned from the obligations under this letter agreement.
     In furtherance of the foregoing, the Partnership and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Units if such transfer would constitute a violation or breach of this letter. This letter shall be binding on the undersigned and the respective successors, heirs, personal representatives and assigns of the undersigned. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Very truly yours,

Signature of Securityholder

EXHIBIT B
FORM OF OPINION OF VINSON & ELKINS L.L.P.
     1. The only issued equity securities in the General Partner consist of common stock and Compressco owns 100% of such common stock; such common stock has been duly authorized and validly issued in accordance with the General Partner Charter Documents and is fully paid and nonassessable; and Compressco owns such common stock free and clear of all Liens, except for restrictions on transferability as described in the Registration Statement, the Time of Sale Information and the Prospectus or otherwise contained in the General Partner Charter Documents, (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Compressco as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware General Corporation Law (the “DGCL”) and those arising under the Revolving Credit Agreement and the pledge, security agreements and other ancillary documents thereto.
     2. The General Partner has all requisite corporate power and authority to act as general partner of the Partnership in all material respects.
     3. After giving effect to the Transactions, the General Partner will be the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest will have been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner will own such general partner interest free and clear of all Liens, except for restrictions on transferability as described in the Registration Statement, the Time of Sale Information and the Prospectus or otherwise contained in the Partnership Agreement, (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and those arising under the Revolving Credit Agreement and the pledge, security agreements and other ancillary documents thereto.
     4. After giving effect to the Transactions, the General Partner will own all of the Incentive Distribution Rights; such Incentive Distribution Rights and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by the matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and as may be affected by matters described in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “The Partnership Agreement — Limited Liability”); and the General Partner will own the Incentive Distribution Rights free and clear of all Liens, except for restrictions on transferability as described in the Registration Statement, the Time of Sale Information and the Prospectus or otherwise contained in the Partnership Agreement, (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and those arising under the Revolving Credit Agreement and the pledge, security agreements and other ancillary documents thereto.
     5. After giving effect to the Transactions and the offering of the Units, the Sponsor Units, the Additional Sponsor Units, if any, the GP Interest, the Incentive Distribution Rights, any limited partner interests issued pursuant to the Partnership’s long-term incentive plan, and the Units will be the only limited partner interests of the Partnership issued and outstanding.
     6. The Units to be issued and sold to the Underwriters pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor as provided in this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by the matters described in Section 17-303, 17-607 and 17-804 of the Delaware LP Act and as may be affected by matters described in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “The Partnership Agreement — Limited Liability”).
     7. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, (A) there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, Common Units or other equity securities of any of the Partnership, CFS International, CP Holdings, CP International, CP Leasing, Mexico I, Mexico II, OPCO or MLP Sub (collectively, the “Delaware Partnership Entities,” and the Partnership Entities other than the Delaware Partnership Entities, the “Other Partnership Entities”), in each case pursuant to their respective Organizational Documents or, to such counsel’s knowledge, any agreement listed as an exhibit to the Registration Statement to which the Delaware Partnership Entities are a party or by which any of them may be bound; and (B) to our knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership, (i) as described in the Registration Statement, the Time of Sale Information, the Prospectus and the Partnership Agreement and (ii) except such rights as have been waived or satisfied.
     8. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the laws of the Delaware LP Act, with all requisite limited partnership power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the Time of Sale Information and the Prospectus. The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction set forth opposite its name on Exhibit A hereto.
     9. Each of the General Partner and MLP Sub has been duly formed and is validly existing in good standing as a corporation under the DGCL, with all requisite corporate power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the Time of Sale Information and the Prospectus. Each of the General Partner and MLP Sub is duly registered or qualified as a foreign corporation for the transaction of business under the laws of each jurisdiction set forth opposite their respective names on Exhibit A hereto.
     10. Each of OPCO, CFS International, CP International, CP Leasing, CP Holdings, Mexico I, and Mexico II has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, with all requisite limited liability company power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the Time of Sale Information and the Prospectus. Each of OPCO, CFS International; CP International; CP Leasing; CP Holdings, Mexico I, and Mexico II is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction set forth opposite their respective names on Exhibit A hereto.
     11. After giving effect to the Transactions, the General Partner and TII will own all of the Sponsor Units; such Sponsor Units and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under Partnership Agreement) and nonassessable (except as such nonassessability may be affected by the matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and as may be affected by matters described in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “The Partnership Agreement — Limited Liability”); and the General Partner and TII will own such Sponsor Units free and clear of all Liens, except for restrictions on transferability as described in the Registration Statement, the Time of Sale Information and the Prospectus or otherwise contained in the Partnership Agreement, (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner or TII as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act and those arising under the Revolving Credit Agreement and the pledge, security agreements and other ancillary documents thereto.
     12. (a) After giving effect to the Transactions, (i) the Partnership will be the sole member of OPCO and will own 100% of the limited liability company interests in OPCO, (ii) OPCO will be the sole member of each of CFS International, CP International, CP Leasing and CP Holdings and will own 100% of the limited liability company interests in each of CFS International, CP International, CP Leasing and CP Holdings; and (iii) Dutch BV will be the sole member of each of Mexico I and Mexico II and will own 100% of the limited liability company interests of each of Mexico I and Mexico II; and (b) the Partnership is the sole owner of the MLP Sub and owns 100% of the equity securities in the MLP Sub.
     13. After giving effect to the Transactions, the limited liability company interests of each of OPCO, CFS International, CP International, CP Leasing, CP Holdings, Mexico I and Mexico II will have been duly authorized and validly issued in accordance with its limited liability company agreement, and will be fully paid (to the extent required under its limited liability company agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act and as may be affected by matters described in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “The Partnership Agreement — Limited Liability”), and are owned free and clear of all Liens, except for restrictions on transferability as described in the Registration Statement, the Time of Sale Information and the Prospectus or otherwise contained in the Partnership Agreement, (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership (in the case of OPCO), OPCO (in the cases of CFS International, CP International, CP Leasing and CP Holdings) or Dutch BV (in the cases of Mexico I and Mexico II) as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those set forth in the Registration Statement, the Time of Sale Information and the Prospectus or created by or arising under the Delaware LLC Act, other than those pursuant to the Revolving Credit Agreement and the pledge, security agreements and other ancillary documents thereto.
     14. Each of the Partnership Parties has all requisite power and authority to execute and deliver the Underwriting Agreement and to perform its respective obligations thereunder. The Partnership has all requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in the Underwriting Agreement, the Partnership Agreement, the Registration Statement, the Time of Sale Information and the Prospectus and (ii) the Sponsor Units and the Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Documents. All corporate, limited partnership and limited liability company action, as the case may be, required to be taken by any of the Delaware Partnership Entities or any of their respective stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units, the GP Interest and the Incentive Distribution Rights, the execution and delivery of the LLC Agreements by each of the Delaware Partnership Entities party thereto and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the LLC Agreements has been validly taken.
     15. This Agreement has been duly authorized, executed and delivered by or on behalf of each of the Partnership Parties.
     16. The Organizational Documents, the Omnibus Agreement and each of the Contribution Documents have been duly authorized, executed and delivered by the Delaware Partnership Entities party thereto and, assuming due authorization execution and delivery thereof by the Other Partnership Entities party thereto, each are valid and legally binding agreements of the Delaware Partnership Entities party thereto, enforceable against such Delaware Partnership Entities party thereto in accordance with its terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by (x) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (y) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

     17. Each Contribution Document to which any Delaware Partnership Entities is a party is in a form legally sufficient as to such Delaware Partnership Entity to transfer or convey, directly or indirectly, to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the ownership interests, assets and rights purported to be transferred thereby, as described in the Registration Statement, the Time of Sale Information and Prospectus, subject to the conditions, reservations and limitations contained in the Contribution Documents and those set forth in the Registration Statement, the Time of Sale Information and Prospectus.
     18. No permit, consent, approval, authorization, order, registration or filing (“consent”) is required for (1) the offering, issuance or sale by the Partnership of the Units, (2) the execution, delivery and performance of this Agreement or the Contribution Documents by the Partnership Entities party thereto or (3) the consummation by the Partnership Entities of the transactions (including the Transactions) contemplated by this Agreement or the Contribution Documents, except (A) for such consents as are required under the Securities Act, the Exchange Act, the state securities or “Blue Sky” laws of any jurisdiction (and applicable rules and regulations under such laws) or the by-laws and rules of FINRA, (B) for such consents which (i) are of a routine or administrative nature, (ii) are not customarily obtained or made prior to the consummation of transaction such as those contemplated by this Agreement and (iii) are expected in the reasonable judgment of the General Partner to be obtained or made in the ordinary course of business, (C) for such consents that have been obtained or made, (D) for such consents that the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect, and (E) as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.
     19. None of the (A) offering, issuance or sale of the Units by the Partnership, (B) execution, delivery or performance of this Agreement or the Contribution Documents by the Partnership Entities which are parties thereto, or (C) consummation by the Partnership Entities of the transactions (including the Transactions) contemplated by this Agreement or the Contribution Documents, (1) constitutes or will constitute a violation of the Organizational Documents of any of the Delaware Partnership Entities, (2) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, the TETRA Credit Agreement or any agreement filed as an exhibit to the Registration Statement, (3) violates or will violate the Delaware LLC Act, the Delaware LP Act, the laws of the State of Texas or U.S. federal law, provided such counsel need not express an opinion in this paragraph (18) as to federal or state securities or anti-fraud laws, (4) violates or will violate any order, judgment, decree or injunction known to such counsel of any U.S. federal or Delaware court or governmental agency or authority having jurisdiction over any of the Delaware Partnership Entities, or any of their respective properties or assets to which any of them or their respective properties or assets is subject or (5) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities under any agreement filed as an exhibit to the Registration Statement to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, which breaches, violations, defaults, or Liens, in the case of clauses (2), (3), (4) or (5) would, individually or in the aggregate, have a Material Adverse Effect.

     20. The Partnership is not, and after the sale of the Units to be sold by the Partnership pursuant to this Agreement and the application of the net proceeds therefrom as described under “Use of Proceeds” in the Prospectus, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     21. The opinion letter of Vinson & Elkins LLP that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion letter as if it were addressed to them.
     22. The Registration Statement has been declared effective under the Securities Act as of June 14, 2011; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.
     23. The Registration Statement, at the time it was declared effective, and the Prospectus, (except for the financial statements and related schedules, including the notes and schedules thereto and the independent public accounting firm’s report thereon, included in the Registration Statement, the Time of Sale Information and the Prospectus, and any other financial data, accounting data and statistical data included in the Registration Statement, the Time of Sale Information and the Prospectus or omitted therefrom, as to which such counsel need not express any opinion), when they were filed with the Commission, appeared on their face to comply as to form in all material respects with the requirements of the Securities Act.
     24. The statements in the Time of Sale Information and the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Business—Our Operations—Environmental and Safety Regulations,” “Certain Relationships and Related-Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” and “Description of the Common Units,” “Description of the Common Units,” “The Partnership Agreement” and “Investment in Compressco Partners by Employee Benefit Plans,” insofar as they purport to constitute summaries of provisions of U.S. federal or Texas statutes, rules or regulations, the Delaware LP Act, the DGCL or the Delaware LLC Act or of any specific agreement, are accurate in all material respects; and the descriptions contained in the Time of Sale Information and the Prospectus under the captions “Summary—The Offering,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units” and “The Partnership Agreement,” insofar as they purport to constitute summaries of the terms of the Common Units, are accurate in all material respects.
     In addition, such counsel shall state that they have reviewed the Registration Statement, the Time of Sale Information and the Prospectus and have participated in conferences with officers and other representatives of the Partnership Parties and the independent registered public accounting firm of the Partnership Parties and your representatives and counsel for the Underwriters, at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Time of Sale Information and the Prospectus (except to the extent specified in the foregoing opinions), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:
          (a) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
          (b) the Time of Sale Information, as of the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
          (c) the Prospectus, as of its date and as of the applicable Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
it being understood that such counsel need not express any statement or belief with respect to (a) the financial statements and related schedules, including the notes and schedules thereto and the independent public accounting firm’s report thereon, contained or included in the Registration Statement, the Time of Sale Information and the Prospectus, (b) any other financial data, accounting data and statistical data included in the Registration Statement, the Time of Sale Information and the Prospectus or omitted therefrom, or (c) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.
     In rendering such opinions, such counsel may (i) rely in respect of matters of fact upon representations of the Partnership Parties set forth in this Agreement, certificates of officers and other employees of the Partnership Parties and upon information obtained from public officials; (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine; (iii) with respect to opinions expressed as to good standing, state that such opinions are based upon certificates of good standing by the Secretary of State of the State of Delaware (each of which shall be dated as of a date not more than 14 days prior to the Closing Date or the Additional Closing Date, as applicable, and shall be provided to counsel to the Underwriters) and express no conclusions beyond what are stated in such certificate; (iv) with respect to the opinions as to the due qualification or registration as a foreign limited partnership, corporation or limited liability company, as the case may be, of the Delaware Partnership Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on Exhibit A to this Agreement (each of which shall be dated as of a date not more than 14 days prior to the Closing Date or the Additional Closing Date, as applicable, and shall be provided to counsel to the Underwriters) and express no conclusions beyond what are stated in such certificate; (v) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas; (vi) state that they express no opinion with respect to

(A) any permits to own or operate any real or personal property or (B) state or local tax statutes to which any limited partners of the Partnership or any of the Delaware Partnership Entities may be subject; (vii) assume that, to the extent documents constitute agreements of parties other than the Partnership Entities, they are valid and binding obligations of such other parties, enforceable against such other parties in accordance with their terms, (viii) with respect to the opinions expressed in paragraphs (1), (3), (4), (11) and (13) above, rely on reports, dated as of recent dates, prepared by CT Corporation, purporting to describe all financing statements on file as of the dates thereof in the office of the Secretary of State of the State of Delaware naming Compressco, TII, the General Partner, the Partnership, OPCO or Dutch BV, or one or more of them, as debtors and state that such opinions are also subject to any financing statements that may be on file in connection with the Revolving Credit Agreement, (ix) state that all references in such opinions to the “knowledge of” such counsel or matters of fact “known to” such counsel shall mean the actual knowledge of attorneys with such counsel’s firm who have devoted substantive attention to the representation of the Partnership Parties, (x) state that such opinions are furnished to you in connection with the transactions contemplated by this Agreement and are solely for your benefit in connection with such transactions and may not be relied upon by any other person or entity or furnished to anyone else or relied upon for any other purpose without such counsel’s prior written consent, and (xi) state that the such opinions are given as of the applicable Closing Date, and that such counsel does not undertake to advise you of any events occurring subsequent to the applicable Closing Date that might affect any of the matters covered by any of such opinions.

EXHIBIT C
FORM OF OPINION OF BASS WALLACE
     1. To the knowledge of such counsel, there is no legal or governmental proceeding pending or threatened to which the any of the Partnership Entities is a party or to which any of their respective properties is subject that is required by the Securities Act to be disclosed in the Time of Sale Information or the Prospectus and is not so disclosed.
     2. To the knowledge of such counsel, except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, Common Units or other equity securities of any of the Other Partnership Entities, in each case pursuant to any agreement listed as an exhibit to the Registration Statement to which the Other Partnership Entities are a party or by which any of them may be bound.
     3. To the knowledge of such counsel, there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not so described or filed as required by the Securities Act.
     4. To the knowledge of such counsel, none of the (A) offering, issuance or sale of the Units by the Partnership, (B) execution, delivery or performance of this Agreement or the Contribution Documents by the Partnership Entities which are parties thereto, or (C) consummation by the Partnership Entities of the transactions contemplated by the Contribution Documents, (1) violates or will violate any order, judgment, decree or injunction known to such counsel of any U.S. federal court or governmental agency or authority having jurisdiction over any of the Partnership Entities, or any of their respective properties or assets to which any of them or their respective properties or assets is subject, or (2) constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, the TETRA Credit Agreement or any agreement filed as an exhibit to the Registration Statement; which violations, defaults or breaches would, individually or in the aggregate, have a Material Adverse Effect.
     In addition, such counsel shall state that he has reviewed the Registration Statement, the Time of Sale Information and the Prospectus and has participated in conferences with officers and other representatives of the Partnership Parties and the independent registered public accounting firm of the Partnership Parties and your representatives and counsel for the Underwriters, at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Time of Sale Information and the Prospectus (except to the extent specified in the foregoing opinions), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

          (a) the Registration Statement, as of the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
          (b) the Time of Sale Information, as of the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or
          (c) the Prospectus, as of its date and as of the applicable Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
it being understood that such counsel need not express any statement or belief with respect to (a) the financial statements and related schedules, including the notes and schedules thereto and the independent public accounting firm’s report thereon, contained or included in the Registration Statement, the Time of Sale Information and the Prospectus, (b) any other financial data, accounting data and statistical data included in the Registration Statement, the Time of Sale Information and the Prospectus or omitted therefrom, or (c) representations and warranties and other statements of fact included in the exhibits to the Registration Statement.
     In rendering such opinions, such counsel may (i) rely in respect of matters of fact upon representations of the Partnership Parties set forth in this Agreement, certificates of officers and other employees of the Partnership Parties and upon information obtained from public officials; (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine; (iii) state that their opinion is limited to federal laws; (iv) assume that, to the extent documents constitute agreements of parties other than the Partnership Entities, they are valid and binding obligations of such other parties, enforceable against such other parties in accordance with their terms, (v) with respect to the opinion expressed in paragraph (4), assume that no party to any of the agreements filed as exhibits to the Registration Statement will in the future take any discretionary action (including a decision not to act) permitted under any of such agreements that would constitute a breach or violation of or default (or an event which, with notice or lapse of time or both, would constitute such a default) by such party under any other agreement to which such party is a party or by which it or its property is bound or under any court or administrative order, writ, judgment or decree that names such party or is directed to it or its property, (vi) state that such opinion is furnished to you in connection with the transactions contemplated by this Agreement and are solely for your benefit in connection with such transactions and may not be relied upon by any other person or entity or furnished to anyone else or relied upon for any other purpose without such counsel’s prior written consent, and (v) state that the such opinions are given as of the applicable Closing Date, and that such counsel does not undertake to advise you of any events occurring subsequent to the applicable Closing Date that might affect any of the matters covered by any of such opinions.
     In rendering such opinion, such counsel shall state that (A) Vinson & Elkins L.L.P. and Baker Botts L.L.P. are each authorized to rely upon such opinion letter in connection with the offering and the Transactions as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and its counsel in connection with the offering and the Transactions and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent.

EXHIBIT D-1
FORM OF OPINION OF CAPÍN, CALDERÓN, RAMÍREZ Y GUTIÉRREZ-AZPE, S.C.
     1. CP Mexico is a duly-formed and validly-existing limited liability company of variable capital (sociedad de responsabilidad limitida de capital variable) that is in good standing under Mexican law. It has all of the required powers and authority of a limited liability company to own and lease its properties and to conduct its business. CP Mexico is duly registered and qualified for business transactions under Mexican law.
     2. PE Mexico is a duly-formed and validly-existing limited liability company of variable capital (sociedad de responsabilidad limitida de capital variable) that is in good standing under Mexican law. It has all of the required powers and authority of a limited liability company to own and lease its properties and to conduct its business. PE Mexico is duly registered and qualified for business transactions under Mexican law.
     3. After the Transactions take effect, (a) Mexico I and Mexico II will continue being the owners of CP Mexico, Mexico I will own 51% of CP Mexico’s partnership interests and Mexico II will own 49% of CP Mexico’s partnership interests; and (b) Providence and Dutch BV will be the owners of PE Mexico, Providence will own 99.998% PE Mexico’s partnership interests and Dutch BV will own 0.002% PE Mexico’s partnership interests.
     4. To the best of our knowledge, there are no options, warrants, preemptive rights or other rights to subscribe or to purchase, nor is there any restriction on the voting or transfer of, the partnership interests of CP Mexico, pursuant to its Organizational Documents.
     5. All limited liability company actions required to be taken by CP Mexico or any of its respective partners for the consummation of the transactions (including the Transactions) and contemplated in the Agreement have been validly taken.
     6. CP Mexico’s Organizational Documents have been duly authorized and executed. Each is a valid and legally binding agreement on CP Mexico and is enforceable against CP Mexico in accordance with its terms, provided that with respect to such agreement, the enforceability thereof is limited by (x) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, and similar laws that are related to or generally affect creditors’ rights, and (y) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
     7. The Contribution Documents to which CP Mexico is a party are in a form legally sufficient for CP Mexico to transfer or convey all of the transferor’s rights, titles and interest stated herein to the transferee hereunder, as well as the ownership interests, assets and rights purported to be transferred hereby, as described in the Contribution Documents, subject to the conditions, reservations and limitations contained in the Contribution Documents.
     In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon representations of the Partnership Parties set forth in this Agreement, certificates of officers and other employees of the Partnership Parties and upon information obtained from public officials;

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(ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine; (iii) state that such opinions are furnished to you in connection with the transactions contemplated in this Agreement, are solely for your benefit in connection with such transactions and may not be relied upon by any other person or entity or furnished to anyone else or relied upon for any other purpose without such counsel’s prior written consent; and (iv) state that the such opinions are given as of the applicable Closing Date, and that such counsel does not undertake to advise you of any events occurring subsequent to the applicable Closing Date that might affect any of the matters covered by any of such opinions.
     In rendering such opinion, such counsel shall state that (A) Vinson & Elkins L.L.P. and Baker Botts L.L.P. are each authorized to rely upon such opinion letter in connection with the offering and the Transactions as if such opinion letter were addressed and delivered to them on the date hereof, and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and its counsel in connection with the offering and the Transactions and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent.

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EXHIBIT D-2
FORM OF OPINION OF HALL, ESTILL,

HARDWICK, GABLE, GOLDEN & NELSON, P.C.
     1. Providence has been duly formed and is validly existing in good standing as a limited liability company under the Oklahoma Limited Liability Company Act, Okla. Stat. (2001), tit. 18, §§2000 et seq., as amended, with all requisite limited liability company power and authority to own or lease its properties on the date hereof and to conduct its business, in each case in all material respects as described in each of the Registration Statement, the Time of Sale Information and the Prospectus.
     2. After giving effect to the Transactions and the execution of the Contribution Agreement, Compressco Dutch BV will be the sole owner of Providence and will own 100% of the limited liability company interests of Providence.
     3. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, (A) there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, Common Units or other equity securities of Providence, pursuant to the Providence Organizational Documents; and (B) to our knowledge, neither the filing of the Registration Statement nor the offering or sale of the Common Units as contemplated by the Underwriting Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership, (i) except as described in the Registration Statement, the Time of Sale Information, the Prospectus and the Partnership Agreement and (ii) except such rights as have been waived or satisfied.
     4. All limited liability company action required to be taken by Providence or any of its members for the consummation of the transactions (including the Transactions) contemplated by the Underwriting Agreement has been validly taken.
     5. The Providence LLC Agreement was duly adopted and is valid under the laws of the State of Oklahoma.
     In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon representations of the Partnership Parties set forth in this Agreement, certificates of officers and other employees of the Partnership Parties and upon information obtained from public officials; (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine; (iii) with respect to opinions expressed as to good standing, state that such opinions are based upon certificates of good standing by the Secretary of State of Oklahoma (each of which shall be dated as of a date not more than 14 days prior to the Closing Date or the Additional Closing Date, as applicable, and shall be provided to counsel to the Underwriters) and express no conclusions beyond what are stated in such certificate; (iv) with respect to the opinions as to the due qualification or registration as a limited liability company of Providence, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the States listed on Exhibit A to this Agreement

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(each of which shall be dated as of a date not more than 14 days prior to the Closing Date or the Additional Closing Date, as applicable, and shall be provided to counsel to the Underwriters) and express no conclusions beyond what are stated in such certificate; (v) state that such opinions are furnished to you in connection with the transactions contemplated by this Agreement and are solely for your benefit in connection with such transactions and may not be relied upon by any other person or entity or furnished to anyone else or relied upon for any other purpose without such counsel’s prior written consent, and (vi) state that the such opinions are given as of the applicable Closing Date, and that such counsel does not undertake to advise you of any events occurring subsequent to the applicable Closing Date that might affect any of the matters covered by any of such opinions.
     In rendering such opinion, such counsel shall state that (A) Vinson & Elkins L.L.P. and Baker Botts L.L.P. are each authorized to rely upon such opinion letter in connection with the offering and the Transactions as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and its counsel in connection with the offering and the Transactions and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent.

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EXHIBIT D-3
FORM OF OPINION OF BURSTALL WINGER LLP
     1. CP Canada has been duly incorporated and is valid and subsisting corporation in good standing under the laws of the Province of Alberta, with all requisite corporate power and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Registration Statement, the Time of Sale Information and the Prospectus. CP Canada is duly registered or qualified for the transaction of business under the laws of each jurisdiction set forth opposite their respective names on Exhibit A hereto.
     2. After giving effect to the Transactions, Dutch BV will be the sole owner of CP Canada and will own 100% of the equity securities of CP Canada.
     3. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, (A) there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of the shares or other equity securities of CP Canada, pursuant to its Organizational Documents; and (B) to our knowledge, (1) the sale of the Units as contemplated by this Agreement, is exempt from the prospectus requirements of the Securities Act (Alberta) and the rules and regulations thereunder and the rules, orders and published policy statements of the Alberta Securities Commission (collectively “Alberta Securities Law”) and no filings, proceedings, approvals, consents or authorizations are required to be made, taken or obtained by Compressco, with or from the Alberta Securities Commission (“ASC”) pursuant to Alberta Securities Laws to permit the sale of the Units to Dutch BV, and (ii) no prospectus pursuant to the prospectus requirements of Alberta Securities Laws will be required and no other document will be required to be filed, no proceeding will be required to be taken and no approval, permit, consent or authorization of any regulatory authority will be required to be obtained under Alberta Securities Laws as a result of the filing of the Registration Statement in the United States of America assuming that:
(i)	Compressco is the registered and beneficial holder of all of the voting shares of CP Canada and of CFSI and CFSI is the registered holder of all of the voting shares of Dutch BV; and

(ii)	at all material times, no order of a competent regulatory authority will have been issued to cease the trade or distribution of any of the Unites or any other securities of CP Canada or that affects any person or company who engages in such a trade and no court judgment, order, decree, injunction, decision or ruling will be in effect which prevents the trade or distribution of any of the Units or other securities of CP Canada or that affects any person or company who engages in such a trade.
     4. All corporate action required to be taken by CP Canada for the consummation of the transactions (including the Transactions) contemplated by this Agreement has been validly taken.

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     5. The Organizational Documents and each of the Contribution Documents to which CP Canada is a Party have been duly authorized, executed and delivered by CP Canada and, assuming due authorization execution and delivery thereof by the Delaware Partnership Entities and all other parties thereto, each are valid and legally binding agreements of CP Canada, enforceable against CP Canada in accordance with its terms subject to the qualifications set out below.
     6. The Contribution Documents to which CP Canada is a party are legally sufficient as to CP Canada to transfer or convey, directly or indirectly, to the Partnership Entities all properties, ownership interests, assets and rights not already held by them that are, individually or in the aggregate, required to enable the Partnership Entities to conduct their operations in all material respects as described in the Registration Statement, the Time of Sale Information and Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Documents and those set forth in the Registration Statement, the Time of Sale Information and Prospectus.
     In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon representations of the Partnership Entities set forth in this Agreement, certificates of officers and other employees of the Partnership Entities and upon information obtained from public officials; (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine; (iii) with respect to opinions expressed as to good standing, state that such opinions are based upon certificates of good standing by the appropriate officials of the relevant jurisdictions (each of which shall be dated as of a date not more than 14 days prior to the Closing Date or the Additional Closing Date, as applicable, and shall be provided to counsel to the Underwriters) and express no conclusions beyond what are stated in such certificate; (iv) with respect to the opinions as to the due qualification or registration as an entity of CP Canada, state that such opinions are based upon certificates of foreign qualification or registration provided by the appropriate officials of the relevant jurisdictions (each of which shall be dated as of a date not more than 14 days prior to the Closing Date or the Additional Closing Date, as applicable, and shall be provided to counsel to the Underwriters) and express no conclusions beyond what are stated in such certificate; (v) state that such opinions are furnished to you in connection with the transactions contemplated by this Agreement and are solely for your benefit in connection with such transactions and may not be relied upon by any other person or entity or furnished to anyone else or relied upon for any other purpose without such counsel’s prior written consent; (vi) state that the such opinions are given as of the applicable Closing Date, and that such counsel does not undertake to advise you of any events occurring subsequent to the applicable Closing Date that might affect any of the matters covered by any of such opinions; (viii) state that it has relied upon the minute book of CP Canada and assume that same is up to date in all material respects; (viii) state that the opinions expressed herein are limited to the laws in force in the Province of Alberta and the federal laws of Canada applicable therein; and (ix) state that the expression “to our knowledge” means the conscious awareness of facts or other information known to the lawyers in our firm who directly participated in the transaction set out above or who have otherwise acted on behalf of CP Canada and no special inquiry or other due diligence has been performed to determine the existence or absence of the facts qualified by such phrase, other than noted above.

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     In rendering such opinion, such counsel shall state that (A) Vinson & Elkins L.L.P. and Baker Botts L.L.P. are each authorized to rely upon such opinion letter in connection with the offering and the Transactions as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and its counsel in connection with the offering and the Transactions and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent.

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EXHIBIT D-4
FORM OF OPINION OF HOUTHOFF BURUMA
     1. Dutch BV has been duly formed and is existing as a private limited liability company (a Besloten Vennootschap) under the laws of the Netherlands.
     2. Dutch Coöp has been duly formed and is existing as a coöperatief with excluded liability for members under the laws of the Netherlands.
     3. After giving effect to the Transactions, (a) Dutch Coöp will be the sole owner of Dutch BV and will own 100% of the equity securities of Dutch BV; and (b) OPCO and CP Holdings will be the members of Dutch Coöp, and OPCO will as a member be entitled to 99% of the membership interests of Dutch Coöp and CP Holdings will as a member be entitled to 1% of the membership interests of Dutch BV.
     4. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, Common Units or other equity securities of any of Dutch Coöp or Dutch BV, in each case pursuant to their respective Organizational Documents, other than any rights of CFSI, CP Holdings, OPCO or Dutch Coöp pursuant the Organizational Documents of Dutch BV or Dutch Coöp or Dutch law.
     5. All limited liability corporation or coöperatief action, as the case may be, required to be taken by Dutch Coöp or Dutch BV or any of their respective shareholders or members for the entering into of the Contribution Agreement, and of the transactions contemplated by the Contribution Agreement to which they are a party, has been validly taken.
     6. Each of the Contribution Documents to which Dutch Coöp or Dutch BV is a party has been duly authorized and executed by Dutch Coöp and Dutch BV and, (i) to the extent governed by Dutch law; and (ii) assuming due authorization execution and delivery thereof by the Delaware Partnership Entities and Other Partnership Entities party thereto, each are valid and legally binding agreements of Dutch Coöp and Dutch BV, enforceable against Dutch Coöp and Dutch BV in accordance with its terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by (x) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (y) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.
     7. The Contribution Documents to which Dutch Coöp and Dutch BV are a party, to the extent governed by Dutch law, are in a form legally sufficient as to Dutch Coöp and Dutch BV to transfer or convey to the transferee thereunder all of the right, title and interest of the transferor stated therein in and to the ownership interests, assets and rights purported to be transferred thereby, as described in the Contribution Documents, subject to (i) the conditions,

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reservations and limitations contained in the Contribution Documents and those set forth in the Registration Statement, the Time of Sale Information and Prospectus; and (ii) applicable law (with the exception of Dutch law).
     In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon representations of the Partnership Parties set forth in this Agreement, certificates of officers and other employees of the Partnership Parties and upon information obtained from public officials; (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine; (iii) with respect to the opinions as to the due qualification or registration as an entity of Dutch Coöp and Dutch BV, state that such opinions are based upon certificates of foreign qualification or registration provided by the appropriate officials of the relevant jurisdictions (each of which shall be dated as of a date not more than 14 days prior to the Closing Date or the Additional Closing Date, as applicable, and shall be provided to counsel to the Underwriters) and express no conclusions beyond what are stated in such certificate; (iv) state that such opinions are furnished to you in connection with the transactions contemplated by this Agreement and are solely for your benefit in connection with such transactions and may not be relied upon by any other person or entity or furnished to anyone else or relied upon for any other purpose without such counsel’s prior written consent, and (v) state that the such opinions are given as of the applicable Closing Date, and that such counsel does not undertake to advise you of any events occurring subsequent to the applicable Closing Date that might affect any of the matters covered by any of such opinions.
     In rendering such opinion, such counsel shall state that (A) Vinson & Elkins L.L.P. and Baker Botts L.L.P. are each authorized to rely upon such opinion letter in connection with the offering and the Transactions as if such opinion letter were addressed and delivered to them on the date hereof, subject to the same limitations included in the legal opinion that apply to the addressee thereof, and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and its counsel in connection with the offering and the Transactions and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent.

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EXHIBIT D-5
FORM OF OPINION OF BRONS & SALAS ABOGADOS
     1. CP Argentina has been duly formed and is validly existing in good standing as an entity under the laws of Argentina, with all requisite entity power and authority to own or lease its properties and to conduct its business, in Argentina or elsewhere, according to the extent of its corporate purpose, set forth in its by-laws. CP Argentina is duly registered under the laws of Argentina.
     2. After giving effect to the Transactions, CFS International and CP International will still be the owners of CP Argentina, and CFS International will continue owning 90% of the equity securities of CP Argentina and CP International will continue owning 10% of the equity securities of CP Argentina.
     3. There are no options, warrants, preemptive rights or other rights to subscribe or to purchase, nor any restriction upon the voting or transfer of, Common Units or other equity securities of any of CP Argentina, pursuant to its respective Organizational Documents.
     4. All entity action required to be taken by CP Argentina which may be caused by its partners for the consummation of the transactions (including the Transactions) contemplated by this Agreement and the LLC Agreements has been validly taken.
     5. The Organizational Documents have been duly authorized, executed and delivered by CP Argentina’s partners.
     In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon representations of the Partnership Parties set forth in this Agreement, certificates of officers and other employees of the Partnership Parties and upon information obtained from public officials; (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine; (iii) with respect to opinions expressed as to good standing, state that such opinions are based upon certificates of good standing by the appropriate officials of the relevant jurisdictions (each of which shall be dated as of a date not more than 14 days prior to the Closing Date or the Additional Closing Date, as applicable, and shall be provided to counsel to the Underwriters) and express no conclusions beyond what are stated in such certificate; (iv) with respect to the opinions as to the due qualification or registration as an entity of CP Argentina, state that such opinions are based upon certificates of foreign qualification or registration provided by the appropriate officials of the relevant jurisdictions (each of which shall be dated as of a date not more than 14 days prior to the Closing Date or the Additional Closing Date, as applicable, and shall be provided to counsel to the Underwriters) and express no conclusions beyond what are stated in such certificate; (v) state that such opinions are furnished to you in connection with the transactions contemplated by this Agreement and are solely for your benefit in connection with such transactions and may not be relied upon by any other person or entity or furnished to anyone else or relied upon for any other purpose without such counsel’s prior written consent, and (vi) state that the such opinions are given as of the applicable Closing

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Date, and that such counsel does not undertake to advise you of any events occurring subsequent to the applicable Closing Date that might affect any of the matters covered by any of such opinions.
     In rendering such opinion, such counsel shall state that (A) Vinson & Elkins L.L.P. and Baker Botts L.L.P. are each authorized to rely upon such opinion letter in connection with the offering and the Transactions as if such opinion letter were addressed and delivered to them on the date hereof and (B) subject to the foregoing, such opinion letter may be relied upon only by the Underwriters and its counsel in connection with the offering and the Transactions and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent.

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